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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEIGENE, LTD.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This document shall also serve as a circular to holders of the ordinary shares of BeiGene, Ltd. for purposes of the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited (the "HK Listing Rules")

BEIGENE, LTD.

(NASDAQ Trading Symbol: BGNE; HKEx Stock Code: 06160)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
 NOTICE OF 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

        Notice is hereby given that the 2019 Annual General Meeting of Shareholders (the "Annual Meeting") of BeiGene, Ltd. (the "Company") will be held on June 5, 2019, at 8:30 a.m. local time, at the Screening Room, the Shangri-La Hotel, 188 University Avenue, Toronto, Canada. The purpose of the meeting is to consider and vote on the following:

          1.     ordinary resolution: to re-elect Ranjeev Krishana to serve as a Class III director until the 2022 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          2.     ordinary resolution: to re-elect Xiaodong Wang to serve as a Class III director until the 2022 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          3.     ordinary resolution: to re-elect Qingqing Yi to serve as a Class III director until the 2022 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          4.     ordinary resolution: to re-elect Jing-Shyh (Sam) Su to serve as a Class I director until the 2020 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          5.     ordinary resolution: to approve and ratify the selection of Ernst & Young Hua Ming LLP and Ernst & Young as the Company's independent registered public accounting firms for the fiscal year ending December 31, 2019;

          6.     ordinary resolution: within the parameters of Rule 13.36 of the HK Listing Rules, to approve the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares ("ADSs") not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, subject to the conditions described in this Proxy Statement;

          7.     ordinary resolution: to authorize the Company and its underwriters, in their sole discretion, to allocate to each of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the "Existing Shareholders"), up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Existing Shareholders, subject to the conditions described in this Proxy Statement;

          8.     ordinary resolution: to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement; and

          9.     to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

        The proposals for the election of directors relate solely to the election of Class III and Class I directors nominated by the Board of Directors.

        Our Board of Directors has fixed 5:00 p.m. Cayman Islands time on April 18, 2019 as the record date. Holders of record of our ordinary shares as of 5:00 p.m. Cayman Islands time on the record date are entitled to attend and vote at the Annual Meeting and any adjournment or postponement. Holders of record of our ADSs, each representing 13 of our ordinary shares, as of the record date who wish to exercise their voting rights for the underlying ordinary shares must act through Citibank, N.A., the depositary of the ADSs.

        The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, our Board of Directors has approved the proposals and recommends that you vote FOR each director nominee and FOR each other proposal described in this Proxy Statement.

        Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this Proxy Statement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this Proxy Statement.

        This Proxy Statement, for which the directors collectively and individually accept full responsibility, includes particulars given in compliance with the HK Listing Rules for the purpose of giving information with regard to the Company. The directors, having made all reasonable inquiries, confirm that to the best of their knowledge and belief, the information contained in this Proxy Statement is accurate and complete in all material respects and not misleading or deceptive, and there are no other matters the omission of which would make any statement herein or this Proxy Statement misleading.

        As at the date of this Proxy Statement, the Board of Directors of the Company comprises Mr. John V. Oyler as Chairman and executive director, Dr. Xiaodong Wang as non-executive director, and Mr. Timothy Chen, Mr. Donald W. Glazer, Mr. Michael Goller, Mr. Ranjeev Krishana, Mr. Thomas Malley, Mr. Jing-Shyh (Sam) Su and Mr. Qingqing Yi as independent non-executive directors.

        Your vote is important. As promptly as possible, you are urged to complete, sign, date and return the accompanying proxy form to Mourant Governance Services (Cayman) Limited (for holders of our ordinary shares registered on our Cayman Islands register) and to Computershare Hong Kong Investor Services Limited (for holders of our ordinary shares registered on our Hong Kong register) no later than 4:00 a.m. Cayman Islands Time / 5:00 p.m., Hong Kong Time, on June 2, 2019 or your voting instructions to Citibank, N.A. (for holders of our ADSs) no later than 10:00 a.m., New York Time, on May 28, 2019 if you wish to exercise your voting rights.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 5, 2019

        The accompanying Proxy Statement and annual report to shareholders for the year ended December 31, 2018 will also be available to the public at www.beigene.com under "Investors—NASDAQ investors" and "—HKEX investors", on the website of the U.S. Securities and Exchange Commission (www.sec.gov) and on the website of Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk). The form of proxy for use at the 2019 Annual General Meeting of Shareholders is also enclosed. Such form of proxy is also published on the websites of the Company (www.beigene.com), the U.S. Securities and Exchange Commission (www.sec.gov), and Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk).

By Order of the Board of Directors,

Scott A. Samuels
Senior Vice President, General Counsel

April 29, 2019

Notice to holders of the ordinary shares of BeiGene, Ltd:

        If you are in any doubt as to any aspect of this Proxy Statement or as to the action to be taken, you should consult your stockbroker or other registered dealer in securities, bank manager, solicitor, professional accountant or other professional adviser.

BEIGENE, LTD.

PROXY STATEMENT FOR

2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

i

BEIGENE, LTD.

PROXY STATEMENT
FOR THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of BeiGene, Ltd. (the "Company") for use at its 2019 Annual General Meeting of Shareholders (the "Annual Meeting") to be held on June 5, 2019 at 8:30 a.m. local time at the Screening Room, the Shangri-La Hotel, 188 University Avenue, Toronto, Canada, for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. This Proxy Statement is being mailed to shareholders on or about April 29, 2019.

        For a proxy to be effective, it must be properly executed and dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized certified copy of such power of attorney or other authority)) at the offices of our registrar in the Cayman Islands, Mourant Governance Services (Cayman) Limited (the "Cayman Registrar") (for holders of our ordinary shares registered on our Cayman Islands register of members (the "Cayman Register")) or at the offices of our registrar in Hong Kong, Computershare Hong Kong Investor Services Limited (the "HK Registrar") (for holders of our ordinary shares registered on our Hong Kong register of members (the "HK Register")) so as to be received no later than 4:00 a.m. Cayman Islands Time / 5:00 p.m., Hong Kong Time, on June 2, 2019. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted:

          1.     FOR the re-election of Ranjeev Krishana to serve as a Class III director until the 2022 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          2.     FOR the re-election of Xiaodong Wang to serve as a Class III director until the 2022 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          3.     FOR the re-election of Qingqing Yi to serve as a Class III director until the 2022 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          4.     FOR the re-election of Jing-Shyh (Sam) Su to serve as a Class I director until the 2020 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          5.     FOR the approval and ratification of the selection of Ernst & Young Hua Ming LLP and Ernst & Young as the Company's independent registered public accounting firms for the fiscal year ending December 31, 2019;

          6.     FOR the approval, within the parameters of Rule 13.36 of the HK Listing Rules, of the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares ("ADSs") not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, subject to the conditions described in this Proxy Statement;

          7.     FOR the authorization of the Company and its underwriters, in their sole discretion, to allocate to each of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the "Existing Shareholders"), up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Existing Shareholders, subject to the conditions described in this Proxy Statement;

          8.     FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement; and

          9.     At the discretion of the proxy holder(s) with regard to all other matters that may properly come before the Annual Meeting.

        We will pay all of the costs of soliciting proxies. Our directors, officers and employees may also solicit proxies; however, we will not pay them additional compensation for any of these services. Proxies may be solicited by telephone, email, facsimile, personal solicitation or otherwise.

        In this Proxy Statement, the terms "BeiGene," "we," "us," and "our" refer to BeiGene, Ltd., and, unless the context otherwise requires, refer to its subsidiaries as well. The mailing address of our principal executive offices is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

        Please note that while our proxy materials and our Annual Report on Form 10-K are available on our website, no other information contained on the website is incorporated by reference into or considered to be part of this document or our Annual Report on Form 10-K.

Shareholders Entitled to Vote; Record Date

        Only holders of record of our ordinary shares, par value US$0.0001 per share, at 5:00 p.m. Cayman Islands time on April 18, 2019 (the "record date") are entitled to notice of, and to attend and to vote at, the Annual Meeting. As of 5:00 p.m. Cayman Islands time on the record date, we had outstanding 777,413,184 ordinary shares, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting, except as otherwise provided in this Proxy Statement. On the record date, approximately 606,423,597 of the 777,413,184 outstanding ordinary shares were held in the name of Citibank, N.A. (the "Depositary") as depositary for the American Depositary Shares (the "ADSs"), which issues Company-sponsored American Depositary Receipts ("ADRs"), evidencing ADSs that in turn each represent 13 of our ordinary shares. Each shareholder of record is entitled to one vote for each ordinary share held by such shareholder.

Quorum

        We are an exempted company incorporated in the Cayman Islands with limited liability, and our affairs are governed by our amended and restated memorandum and articles of association, which we refer to as our "articles"; the Companies Law (as amended) of the Cayman Islands, which we refer to as the "Cayman Companies Law"; and the common law of the Cayman Islands.

        The quorum required for a general meeting of shareholders at which an ordinary resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a special resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least two-thirds of all votes capable of being exercised on a poll.

Voting

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the Company, in which case the required majority to pass a special resolution is 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Cayman Companies Law and our articles. A special resolution is required for important matters such as a change of name and amendments to our articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares. Proposals 1 through 8 of this Proxy Statement are all ordinary resolutions.

        Persons who hold our ordinary shares directly on the Cayman Register on the record date ("Cayman record holders") must either (1) return a proxy card (a) by mail or by hand to the offices of the Cayman Registrar: Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, or (b) by email at BeiGene@mourant.com; or (2) attend the Annual Meeting in person to vote on the proposals.

        Persons who hold our ordinary shares directly on the HK Register on the record date ("HK record holders," and together with the Cayman record holders, "record holders") must either (1) return a proxy card by mail or by hand to the offices of the HK Registrar: Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen's Road East, Wanchai, Hong Kong; or (2) attend the Annual Meeting in person to vote on the proposals.

        Persons who own our ordinary shares indirectly on the record date through a brokerage firm, bank or other financial institution, including persons who own our ordinary shares in the form of ADSs through the Depositary ("beneficial owners"), must return a voting instruction form to have their shares or the shares underlying their ADSs, as the case may be, voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial owners may either vote these shares on behalf of the beneficial owners if permitted by applicable rules or return a proxy leaving these shares un-voted (a "broker non-vote").

        ADS holders are not entitled to vote directly at the Annual Meeting, but the Deposit Agreement, dated as of February 5, 2016, as amended (the "Deposit Agreement"), by and among the Depositary, the Company and the holders of ADSs permits registered holders of ADSs as of the record date to instruct the Depositary how to exercise their voting rights pertaining to the ordinary shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposit Agreement, to vote (in person or by delivery to BeiGene of a proxy) the ordinary shares registered in the name of the Depositary in accordance with the voting instructions received from the ADS holders. If the Depository does not receive instructions from a holder, such holder shall be deemed, and the Depository shall (unless otherwise specified in the notice distributed to holders of ADSs) deem such holder, to have instructed the Depository to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders' ADSs, provided that no such discretionary proxy may be given by the Depositary with respect to any matter to be voted upon that we inform the Depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of ordinary shares may be materially adversely affected. In the event that the instruction card is executed but does not specify the manner in which the ordinary shares represented are to be voted (i.e., by marking a vote "FOR," "AGAINST" or any other option), the Depositary will vote in respect of each proposal as recommended by the Board as described in the Notice of Annual General Meeting. Instructions from the ADS holders must be sent to the Depositary so that the instructions are received by no later than 10:00 a.m. New York Time on May 28, 2019.

        Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal.

        We have retained the Cayman Registrar to hold and maintain our Cayman Register and the HK Registrar to hold and maintain our HK Register. The Cayman Registrar and the HK Registrar will be engaged by us to take delivery of completed proxy forms posted to them in accordance with the details above.

        We encourage you to vote by proxy by mailing or emailing or sending by hand an executed proxy card in accordance with the instructions and deadlines above. Voting in advance of the meeting will ensure that your shares will be voted and reduce the likelihood that we will be forced to incur additional expenses soliciting proxies for the Annual Meeting. Any record holder of our ordinary shares may attend the Annual Meeting in person and may revoke the enclosed form of proxy at any time by:

  •
  executing and delivering to the Cayman Registrar or the HK Registrar, as applicable, a later-dated proxy by mail or email or by hand pursuant to the instructions above until 4:00 a.m. Cayman Islands Time / 5:00 p.m. Hong Kong Time on June 2, 2019; or

  •
  voting in person at the Annual Meeting.

        Beneficial owners of our ordinary shares and ADSs representing our ordinary shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution or the Depositary, as applicable, for information on how to do so. Beneficial owners who wish to attend the Annual Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding our ordinary shares on their behalf in order to obtain a "legal proxy" which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot attend or vote at the Annual Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. Record holders of ADSs who wish to attend the Annual Meeting and vote in person should contact the Depositary (and beneficial owners wishing to do the same should contact their brokerage firm, bank or other financial institution holding their ADSs) to cause their ADSs to be cancelled and the underlying shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement so as to be recognized by us as a record holder of our ordinary shares.

No Appraisal Rights

        Our shareholders have no rights under the Cayman Companies Law or under our articles to exercise dissenters' or appraisal rights with respect to the proposals being voted on.

Expenses of Solicitation

        We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

Procedure for Submitting Shareholder Proposals

        The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our articles allow our shareholders holding in aggregate not less than one-tenth of the voting rights of issued shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our Board of Directors is obliged to convene an extraordinary general meeting and to put the resolutions put forward to a vote at such meeting. Additionally, under our articles, at a properly requisitioned extraordinary general meeting, our shareholders will have right to propose resolutions with respect to the election, appointment or removal of directors. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders' annual general meetings. However, our corporate governance guidelines require us to call such meetings every year to the extent required by the listing rules of any stock exchange on which our ordinary shares or ADSs are traded.

        Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2020 annual general meeting of shareholders, shareholder proposals must be received at our principal executive offices no later than December 31, 2019, and must otherwise comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any shareholder proposal for the annual general meeting of shareholders in 2020, which is submitted outside the processes of Rule 14a-8, shall be considered untimely unless received by the Company in writing no later than March 15, 2020. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission ("SEC") and announced in Hong Kong via the hkexnews.hk website. A copy of all notices of proposals by shareholders should be sent to us at BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

 OVERVIEW OF PROPOSALS

        This Proxy Statement contains eight proposals requiring shareholder action:

        Proposals 1 to 4 request the re-election of four directors to the Board of Directors.

        Proposal 5 requests the approval and ratification of the appointment of Ernst & Young Hua Ming LLP and Ernst & Young as our independent registered public accounting firms for the fiscal year ending December 31, 2019.

        Proposal 6 requests the approval, within the parameters of Rule 13.36 of the HK Listing Rules, of the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or ADSs not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution up to the next annual general meeting of shareholders, subject to the conditions described in this Proxy Statement.

        Proposal 7 requests the authorization of the Company and its underwriters, in their sole discretion, to allocate to each of the Existing Shareholders, up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Existing Shareholders, subject to the conditions described in this Proxy Statement.

        Proposal 8 requests the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

        Each of the proposals is discussed in more detail in the pages that follow.

Results of Annual Meeting

        Results of the Annual Meeting will be posted on the website of the Company (www.beigene.com) and on the website of Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk) upon the conclusion of the Annual Meeting and on the website of the SEC (www.sec.gov) in a Current Report on Form 8-K filed by us within four business days of the conclusion of the Annual Meeting.

PROPOSALS 1 TO 4
ELECTION OF DIRECTORS

        Our articles provide that persons standing for election as directors at a duly constituted general meeting of shareholders with a requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that our Board of Directors will be divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible, with each director serving a three-year term and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.

        Upon the expiration of the term of each class, each director in that class, if nominated by the Board of Directors, shall be eligible for re-election at the annual general meeting to hold office for another three-year term and until such director's successor has been duly elected. Our articles provide that, unless otherwise determined by shareholders in a general meeting, our Board of Directors will consist of not less than three directors. We have no provisions relating to retirement of directors upon reaching a specified age.

        In the event of a vacancy arising from the resignation of a director or as an addition to the existing board, our Board of Directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person to be a director.

        For so long as our ordinary shares or ADSs are listed on The NASDAQ Global Select Market ("NASDAQ"), and The Stock Exchange of Hong Kong Limited (the "HKEx"), our directors are required to comply with the director nomination procedures of the NASDAQ Stock Market and the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, or HK Listing Rules, and our Board of Directors is required to include at least such number of independent directors as required by the NASDAQ rules and the HK Listing Rules.

        The terms of the Class III directors are scheduled to expire on the date of the 2019 Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors' nominees for election by the shareholders are the current Class III members: Ranjeev Krishana, Xiaodong Wang and Qingqing Yi. If elected, each nominee will serve as a director until the annual general meeting of shareholders in 2022 and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.

        Additionally, Jing-Shyh (Sam) Su was elected to our Board of Directors in April 2018 by our Board of Directors through the filling of a vacancy, as permitted by our articles. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors nominates Jing-Shyh (Sam) Su for election by the shareholders at the Annual Meeting to serve as a Class I director. If elected, Mr. Su will serve as a director until the annual general meeting of shareholders in 2020 and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.

        We have received from each of the Class III and Class I director nominees an annual confirmation of independence pursuant to the NASDAQ rules and Rule 3.13 of the HK Listing Rules and consider each of the independent non-executive Directors are independent under the NASDAQ and the HK Listing Rules.

        The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

        The proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class III and Class I director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

        Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each such person nominated to serve or currently serving on our Board of Directors should serve as a director.

Nominees of Class III Directors for Election for a Three-Year Term Ending at the 2022 Annual General Meeting

        The names of the nominees for Class III directors and certain information about each as of April 18, 2019 are set forth below.

Name	Position(s)	Director Since	Age
Ranjeev Krishana	Director	2014	45
Xiaodong Wang	Director	2016	56
Qingqing Yi	Director	2014	47

        Mr. Ranjeev Krishana, aged 45, has served as a member of our Board of Directors since October 2014. Mr. Krishana has worked at Baker Bros. Advisors LP from 2011 to the present and currently serves as Head of International Investments. Prior to joining Baker Bros., Mr. Krishana held a series of commercial, strategy, and business development leadership roles for Pfizer, Inc.'s pharmaceutical business across a variety of international regions and markets, including Asia, Eastern Europe, and Latin America. Mr. Krishana was at Pfizer from 2003 to 2007 and from 2008 to 2011. From 2008 to 2010, Mr. Krishana was based in Beijing, China, where he served as a Senior Director and a member of the Pfizer China Leadership Team. Mr. Krishana began his career as a strategy consultant at Accenture plc. Mr. Krishana received a B.A. in Economics and Political Science from Brown University in May 1995, and a Masters of Public Policy from Harvard University in June 2011. We believe Mr. Krishana's knowledge of the healthcare sector across international markets qualifies him to serve on our Board of Directors.

        As of April 18, 2019, Mr. Krishana was interested in 226,724 ordinary shares of the Company within the meaning of Part XV of the Hong Kong Securities and Futures Ordinance.

        Dr. Xiaodong Wang, Ph.D., aged 56, is our Co-Founder and has served as a member of our Board of Directors since February 2016. He has also served as the Chairman of our Scientific Advisory Board since 2011. Dr. Wang has served as the founding Director of the National Institute of Biological Sciences in Beijing since 2003 and became its Director and Investigator in 2010. Previously, he was a Howard Hughes Medical Institute Investigator from 1997 to 2010 and held the position of the George L. MacGregor Distinguished Chair Professor in Biomedical Sciences at the University of Texas Southwestern Medical Center in Dallas, Texas from 2001 to 2010. In 2004, Dr. Wang founded Joyant Pharmaceuticals, Inc., a venture capital-backed biotechnology company focused on the development of small molecule therapeutics for cancer. Dr. Wang received his B.S. in Biology from Beijing Normal University in July 1984 and his Ph.D. in Biochemistry from the University of Texas Southwestern Medical Center in May 1991. Dr. Wang has been a member of the National Academy of Science, USA since 2004 and a foreign associate of the Chinese Academy of Sciences since 2013. We believe that Dr. Wang's extensive experience in cancer drug research, combined with his experience in the biotech industry, qualifies him to serve as a member of our Board of Directors.

        As of April 18, 2019, Dr. Wang was interested in 21,198,154 ordinary shares of the Company within the meaning of Part XV of the Hong Kong Securities and Futures Ordinance.

        Mr. Qingqing Yi, aged 47, has served as a member of our Board of Directors since October 2014. Mr. Yi is a Partner at Hillhouse Capital. He has worked with Hillhouse since the inception of the firm in 2005. Prior to joining Hillhouse, Mr. Yi was an Equity Research Analyst at China International Capital Corporation. Mr. Yi's work at Hillhouse includes investments in the healthcare and consumer sectors in both its public and private equity portfolios. Mr. Yi received a B.S. degree in Engineering from Shanghai Maritime University in July 1995 and an MBA from University of Southern California in May 2003. We believe Mr. Yi's extensive experience in capital markets and knowledge of the healthcare sector qualify him to serve on our Board of Directors.

        As of April 18, 2019, Mr. Yi was interested in 226,724 ordinary shares of the Company within the meaning of Part XV of the Hong Kong Securities and Futures Ordinance.

Nominee of Class I Director for Election for a One-Year Term Ending at the 2020 Annual General Meeting

        The name of the nominee for Class I director and certain information about such director as of April 18, 2019 are set forth below.

Name	Position(s)	Director Since	Age
Jing-Shyh (Sam) Su	Director	2018	66

        Mr. Jing-Shyh (Sam) Su, aged 66, has served as a member of our Board since April 2018. Mr. Su retired from Yum! Brands, Inc., a company listed on the New York Stock Exchange ("Yum! Brands"), in May 2016, where he served as Vice Chairman of the Board, and was the Chairman and CEO of the company's China division. During Mr. Su's 26 years with Yum! Brands, its China division grew from just four restaurants to over 7,000 to become the largest multinational restaurant chain in China, contributing more than half of Yum! Brands' worldwide revenues in 2015. Mr. Su started his career with Yum! Brands in 1989 as KFC International's director of marketing for the North Pacific region. In 1993, he became vice president of North Asia for both KFC and Pizza Hut. Mr. Su was named president of Greater China for Tricon Global Restaurants International upon Pepsi's spin-off of the restaurant business in 1997. Before joining Yum! Brands, Mr. Su worked with Procter & Gamble in Germany and Taiwan. Mr. Su earned his undergraduate degree at the National Taiwan University in June 1974, an M.Sc. degree in Chemical Engineering at Pennsylvania State University in May 1978, and an MBA at the Wharton School of the University of Pennsylvania in May 1983. Mr. Su currently serves as a director of Li Ning Company Limited, a company listed on the Main Board of the Stock Exchange (stock code: 2331), and of Peet's Coffee China. We believe that Mr. Su is qualified to serve on our Board of Directors based on his operating and management experience, expertise in marketing and brand development, particularly in China, and expertise in strategic planning and international business development.

        As of April 18, 2019, Mr. Su was interested in 63,290 ordinary shares of the Company within the meaning of Part XV of the Hong Kong Securities and Futures Ordinance.

Directors Not Standing for Re-Election

        The names of and certain information as of April 18, 2019 about the members of the Board of Directors who are not standing for re-election at this year's Annual Meeting are set forth below.

Name	Position(s)	Director Since	Age
John V. Oyler	Director	2010	51
Timothy Chen	Director	2016	62
Donald W. Glazer	Director	2013	74
Michael Goller	Director	2015	44
Thomas Malley	Director	2016	50

Other Class I Directors Continuing in Office Until the 2020 Annual General Meeting

        Mr. John V. Oyler, aged 51, is our Co-Founder, Chief Executive Officer and Chairman of our Board of Directors. He has served as a member of our Board of Directors since October 2010. From 2005 to 2009, Mr. Oyler served as President and Chief Executive Officer of BioDuro, LLC, a drug discovery outsourcing company, which was acquired by Pharmaceutical Product Development Inc. From 2002 to 2004, Mr. Oyler served as Chief Executive Officer of Galenea Corp., a biopharmaceutical company dedicated to the discovery of novel therapies for central nervous system diseases, which initially were developed at Massachusetts Institute of Technology. From 1998 to 2002, Mr. Oyler was a Founder and the President of Telephia, Inc. which was bought by The Nielsen Company in 2007. From 1997 to 1998, Mr. Oyler served as Co-Chief Executive Officer of Genta Incorporated, an oncology-focused biopharmaceutical company that was listed on the NASDAQ. Mr. Oyler began his career as a management consultant at McKinsey & Company. Mr. Oyler received his B.S. from the Massachusetts Institute of Technology in June 1990 and an MBA from Stanford University in January 1996. Mr. Oyler's qualifications to serve on our Board of Directors include his extensive leadership, executive, managerial, business and pharmaceutical and biotechnology company experience, along with his years of industry experience in the development and commercialization of pharmaceutical products.

        Mr. Timothy Chen, aged 62, has served as a member of our Board of Directors since February 2016. Since January 2018, Mr. Chen has served as the Chairman of Foxconn Industrial Internet Company, a company listed on the Shanghai Stock Exchange since June 2018. From January 2016 to March 2018, he served as the President and Chief Executive Officer of Asia Pacific Telecom and as the Corporate Vice President of Hon Hai Technology Group. He served as the President of Telstra International Group and Advisor to Telstra Chief Executive Officer from November 2012 to December 2015. He was also the Chairman of Autohome, a company listed on the NASDAQ and a director of Qingdao Haier Co., Ltd., a company listed on the Shanghai Stock Exchange. He was a Non-Executive Director on the board of Telstra Corporation Limited, a company listed on the Australian Securities Exchange between April 2012 and November 2012. Previously, Mr. Chen was a partner of a China Opportunities Fund within GL Capital Group. He was the Chief Executive Officer of National Basketball Association China from 2007 to 2010; the Corporate Vice President of Microsoft and the Chief Executive Officer of its Greater China Region from 2003 to 2007; and the Corporate Vice President of Motorola and the Chairman and President of Motorola (China) Electronics from 2001 to 2003. Before Motorola, he was the Chief Executive Officer of 21CN Cybernet, a company listed on the Stock Exchange from 2000 to 2001. Prior to 2000, Mr. Chen spent eight years in China with Motorola, including serving as the General Manager responsible for the sales and marketing for the Greater China Cellular Infrastructure Division. He also spent nine years with AT&T Bell Laboratories in the United States. Mr. Chen earned an MBA Degree from the University of Chicago in August 1991 and a Master's Degree in both computer science and mathematics from Ohio State University in June 1982. We believe that Mr. Chen's extensive business expertise in Asia and globally qualifies him to serve as a member of our Board of Directors.

Class II Directors Continuing in Office Until the 2021 Annual General Meeting

        Mr. Donald W. Glazer, aged 74, has served as a member of our Board of Directors since February 2013. Mr. Glazer has served as a member of the Board of Trustees of GMO Trust, a mutual fund group, since 2000 and as the Chairman of the board of GMO Trust since 2005. Mr. Glazer was a Co-Founder and Secretary, and from 2002 until 2010, Vice Chairman, of Provant, Inc., a provider of performance improvement training solutions. From 1992 to 1995 Mr. Glazer was President of Mugar/Glazer Holdings and from 1992 to 1993 served as Vice Chairman—Finance of New England Television Corp. and WHDH-TV, Inc. From 1997 to the present, Mr. Glazer has served as Advisory Counsel to the law firm Goodwin Procter LLP. From 1970 to 1978 Mr. Glazer was an associate and from 1978 to 1992 a partner at the law firm Ropes & Gray LLP. At Ropes & Gray, Mr. Glazer chaired the firm's

Emerging Companies Group. Mr. Glazer was also a Lecturer in Law at Harvard Law School from 1978 to 1991, teaching a course called The Business Lawyer. In addition to Provant, Inc. and New England Television Corp., Mr. Glazer is a former member of the boards of directors of Environics Inc.; Kronos Incorporated; Reflective Technologies, Inc.; and Teleco Oilfield Services Inc. Mr. Glazer received his A.B. from Dartmouth College in June 1966; J.D. from Harvard Law School in June 1969, where he was an editor of the Harvard Law Review; and L.L.M. from the University of Pennsylvania Law School in May 1970. Additionally, Mr. Glazer is a co-author of both Glazer and FitzGibbon on Legal Opinions, Third Edition (Aspen Publishers) and Massachusetts Corporation Law & Practice, Second Edition (Aspen Publishers). We believe that Mr. Glazer's qualifications to serve on our Board of Directors include his extensive leadership, executive, managerial, business, and corporate legal experience.

        Mr. Michael Goller, aged 44, has served as a member of our Board of Directors since April 2015. Mr. Goller is a Partner at Baker Bros. Advisors LP. Prior to joining Baker Bros. in 2005, Mr. Goller was as an Associate of JPMorgan Partners, LLC, where he focused on venture investments in the life sciences sector from 1999 to 2003. Mr. Goller began his career as an investment banker with Merrill Lynch and Co. from 1997 to 1999. Mr. Goller received a B.S. in Molecular and Cell Biology from The Pennsylvania State University in May 1997 and Master's degrees in both Biotechnology (School of Engineered and Applied Sciences) and Business Administration (Wharton School) from the University of Pennsylvania in May 2005. Mr. Goller serves on the boards of DBV Technologies SA, a company listed on the NASDAQ and on Euronext Paris and Levo Therapeutics, Inc. We believe that Mr. Goller is qualified to serve on our Board of Directors based on his experience in the life sciences industry and his knowledge in financial and corporate development matters.

        Mr. Thomas Malley, aged 50, has served as a member of our Board of Directors since January 2016. Mr. Malley has served as president of Mossrock Capital, LLC, a private investment firm, since May 2007. Mr. Malley worked for Janus Mutual Funds in positions of increasing responsibility from April 1991 to May 2007. From January 1999 to May 2007, Mr. Malley served as the portfolio manager of the Janus Global Life Sciences Fund and also led the Janus healthcare team of analysts. From 1991 to 1998, Mr. Malley served as an equity analyst for Janus covering, among others, healthcare and biotechnology stocks. Mr. Malley received a B.S. in Biology from Stanford University in June 1991. Mr. Malley has held directorships in the following listed companies: Kura Oncology, Inc., a company listed on the NASDAQ, as a director since 2015; Kiniksa Pharmaceuticals, a company listed on the NASDAQ, as a director since 2016; OvaScience, Inc., a company listed on the NASDAQ prior to its merger with Millendo Therapeutics, Inc. in December 2018, as a director from 2012 to 2017; Synageva BioPharma Corp., a Company listed on the NASDAQ prior to its delisting in May 2015 in connection with the sale of the company, as a director from 2006 to 2015; Puma Biotechnology, Inc., a company listed on the NASDAQ, as a director from 2011 to 2015; and Cougar Biotechnology, Inc., a company listed on the NASDAQ prior to its delisting in July 2009 in connection with the sale of the company, as a director from 2007 to 2009. Our Board of Directors believes that Mr. Malley's experience in the biopharmaceutical industry, including serving on other boards of directors, and his financial and executive experience qualify him to serve on our Board of Directors.

Vote Required and Board of Directors' Recommendation

        Each director nominated for election will be elected if a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy vote at the Annual Meeting in favor of such director. Broker non-votes and abstentions with respect to one or more Class III and Class I directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

        The proposals for the election of directors relate solely to the election of Class III and Class I directors nominated by the Board of Directors.

The Board of Directors recommends that shareholders vote FOR the election of each of the Class III and Class I director nominees listed above.

PROPOSAL 5
APPROVAL AND RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Upon recommendation of the Audit Committee of the Board of Directors (the "Audit Committee"), the Board of Directors has appointed Ernst & Young Hua Ming LLP, an independent registered public accounting firm in the PRC, and Ernst & Young, an independent registered public accounting firm in Hong Kong, as the Company's independent registered public accounting firms for the fiscal year ending December 31, 2019. Ernst & Young Hua Ming is responsible for auditing our annual consolidated financial statements filed with the SEC and internal control over financial reporting in accordance with the Exchange Act, and Ernst & Young is responsible for auditing our annual financial statements filed with the HKEx in accordance with the HK Listing Rules. Both Ernst & Young Hua Ming and Ernst & Young are members of the global Ernst & Young firm. The Board of Directors recommends that shareholders vote for approval and ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Ernst & Young Hua Ming LLP has audited our financial statements filed with the SEC and internal control over financial reporting for the fiscal years ended December 31, 2018 and 2017. Ernst & Young has audited our financial statements filed with the HKEx for the fiscal years ended December 31, 2018. We expect representatives of Ernst & Young Hua Ming LLP and Ernst & Young to be available at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Auditors' Fees

        The following table summarizes the fees of Ernst & Young Hua Ming LLP and Ernst & Young, our registered independent public accounting firms, billed to us for each of the last two fiscal years (in thousands).

	2018						2017
Fee Category	Ernst & Young Hua Ming LLP		Ernst & Young		Total		Ernst & Young Hua Ming LLP
Audit Fees(1)	US$	1,586	US$	810	US$	2,396	US$	1,231
Audit-related Fees		—		—		—		—
Tax Fees(2)		11		—		11		49
All Other Fees(3)		53		120		173		—

Total Fees	US$	1,650	US$	930	US$	2,580	US$	1,280

(1)
Audit fees consist of fees for the audit of our financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company's Quarterly Reports on Form 10-Q and audit services associated with our registration statements, prospectus supplements, services related to the Company's Hong Kong listing and other statutory and regulatory filings.

(2)
Tax fees consist of fees incurred for tax advisory services.

(3)
All other fees consist of fees incurred for internal control consultation related to the Company's Hong Kong listing, as well as compliance related consulting services.

Pre-approval Policies

        Our Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services by our Audit Committee for the purpose of maintaining the independence of our independent auditors. We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee's pre-approval policies and procedures.

        Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to the chairperson of the Audit Committee. The decisions of the chairperson to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to the management.

        The Audit Committee has considered the non-audit services provided by Ernst & Young Hua Ming LLP and Ernst & Young as described above and believes that they are compatible with maintaining the firms' independence as our external auditors. In accordance with Regulation S-X, Rule 2-01, paragraph (c)(7)(i), no fees for services in 2018 and 2017 were approved pursuant to any waivers of the pre-approval requirement.

Vote Required and Board of Directors' Recommendation

        Approval of Proposal 5 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 5 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.

The Board of Directors recommends that shareholders vote FOR approval and ratification of the appointment of Ernst & Young Hua Ming LLP and Ernst & Young as our independent registered public accounting firms for the fiscal year ending December 31, 2019.

 PROPOSAL 6
GENERAL MANDATE TO ISSUE SHARES

        In order to give the Company the flexibility to issue ordinary shares and/or ADSs if and when appropriate and in accordance with Rule 13.36 of the HK Listing Rules, the Company proposes an ordinary resolution at the Annual Meeting to approve the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or ADSs not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution (i.e., a total of 155,482,636 ordinary shares as of April 18, 2019 on the basis that no further ordinary shares are issued or repurchased before the Annual Meeting) up to the next annual general meeting of the Company (the "General Mandate to Issue Shares").

        The Board of Directors does not have any current plan to issue any new shares pursuant to the General Mandate to Issue Shares.

        The adoption of the General Mandate to Issue Shares is not conditioned on the shareholder approval of the Connected Person Placing Authorization described in Proposal 7.

Vote Required and Board of Directors' Recommendation

        Approval of Proposal 6 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 6 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.

The Board of Directors recommends that shareholders vote FOR the approval of the General Mandate to Issue Shares.

PROPOSAL 7
CONNECTED PERSON PLACING AUTHORIZATION

        As a commercial stage biotechnology company, the Company believes that efficient access to capital on a continuing basis is essential to funding the Company's business plans, and participation in capital raisings by biotech-focused funds with deep industry knowledge (such as the Company's existing shareholders, Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the "Existing Shareholders")), is often crucial to the success of capital raising transactions. In connection with the Company's listing on the HKEx in August 2018, the Company therefore applied for, and the HKEx granted, a waiver (the "Waiver") from strict compliance with Rule 13.36(1) of the HK Listing Rules and the independent shareholder approval requirements set out in Chapter 14A of the HK Listing Rules in respect of the Connected Person Placing Authorization (as defined below).

        In order to give the Company the flexibility to issue ordinary shares and/or ADSs to certain connected persons if and when appropriate and to comply with the HK Listing Rules, the Company proposes an ordinary resolution at the Annual Meeting to authorize the Company and its underwriters, in their sole discretion, to, in the Company's securities offerings, allocate to each of the Existing Shareholders, up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the General Mandate to Issue Shares set forth in Proposal 6 for a period of five years, which period will be subject to an extension on a rolling basis each year, subject to the following conditions (the "Connected Person Placing Authorization"):

          (1)   the Company will put forward Proposals 6 and 7 to its shareholders in the next general meeting following the HKEx listing, which will be convened within four months after its listing (to clarify, this condition was satisfied in December 2018);

          (2)   the Connected Person Placing Authorization and the shareholder approval of the General Mandate to Issue Shares are not interdependent in that our shareholders may approve the General Mandate to Issue Shares without approving the Connected Person Placing Authorization;

          (3)   the Existing Shareholders shall abstain from voting on the Connected Person Placing Authorization;

          (4)   the Connected Person Placing Authorization is only valid to the extent the Existing Shareholders individually hold less than 50% of the then-outstanding share capital of the Company;

          (5)   any securities issued to the Existing Shareholders in an offering conducted pursuant to the General Mandate to Issue Shares shall be for cash consideration only and not as consideration for any acquisition;

          (6)   none of the Existing Shareholders shall be entitled to have representatives on the committee of the Board of Directors responsible for determining the specific pricing of any offering;

          (7)   apart from the potential pro rata allocation, the Existing Shareholders will subscribe for securities on the same terms and conditions as all other placees in any offering and none of the Existing Shareholders shall be entitled to any preferential treatment with respect to any offering conducted;

          (8)   the Company will put forward Proposals 6 and 7 to its shareholders at each subsequent annual general meeting after its listing on the HKEx; and

          (9)   the Company remains listed on the NASDAQ.

        Subject to the conditions above, if the Connected Person Placing Authorization is approved at the Annual Meeting, the Company and its underwriters will be able to place, in the Company's securities offerings, a pro rata amount of securities to the Existing Shareholders in connection with issuances of the Company's shares under a general mandate approved by the Company's shareholders, during a five-year period after the Annual Meeting, with such five-year period subject to an extension on a rolling basis at each subsequent annual general meeting of the Company. Our Board of Directors does not have any current plan to issue any new shares to the Existing Shareholders pursuant to the Connected Person Placing Authorization.

        As of April 18, 2019, the Existing Shareholders had the following interests or short positions in the shares or underlying shares of the Company as recorded in the register required to be kept by the Company pursuant to section 336 of the Hong Kong Securities and Futures Ordinance ("SFO"):

Name of Shareholder	Capacity / Nature of Interest	Number of Shares/ Underlying Shares	Approximate Percentage of Holding(1)
Julian C. Baker(2)	Beneficial interest / Interest in controlled corporations	161,880,677	20.8%
Felix J. Baker(2)	Beneficial interest / Interest in controlled corporations	161,880,677	20.8%
Baker Bros. Advisors (GP) LLC.(2)	Interest in controlled corporations	161,745,282	20.8%
Baker Bros. Advisors LP(2)	Interest in controlled corporations	161,745,282	20.8%
Baker Brothers Life Sciences Capital, L.P.(2)	Beneficial interest	145,425,622	18.7%
Hillhouse Capital Management Ltd.(3)	Interest in controlled corporations	13,445,978	1.7%
Gaoling Fund, L.P.(3)	Beneficial interest	58,995,800	7.6%
Hillhouse Capital Advisors, Ltd.(3)	Interest in controlled corporations	63,117,389	8.1%

(1)
The calculation is based on the total number of 777,413,184 ordinary shares in issue as of April 18, 2019.

(2)
Julian C. Baker and Felix J. Baker are the managing members of Baker Bros. Advisors (GP) LLC. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP, which is the investment advisor with sole voting and investment power to 667, L.P. and Baker Brothers Life Sciences, L.P. For the purposes of the SFO, Julian C. Baker, Felix J. Baker, Baker Bros. Advisors (GP) LLC and Baker Bros. Advisors LP are deemed to be interested in the 16,319,660 Shares held by 667, L.P. and the 145,425,622 Shares held by Baker Brothers Life Sciences, L.P. Each of Julian C. Baker and Felix J. Baker further holds 92,326 Shares, and 43,069 Shares through FBB3 LLC, a controlled corporation. Michael Goller and Ranjeev Krishana, members of our Board of Directors, are, respectively, a Partner and Head of International Investments of Baker Bros. Advisors LP, affiliates of which collectively hold more than 5% of our voting securities.

(3)
(i) 58,995,800 Shares are held by Gaoling Fund, L.P.; (ii) 4,121,589 Shares are held by YHG Investment, L.P.; and (iii) 13,445,978 Shares are held by Hillhouse BGN Holdings Limited. Hillhouse Capital Advisors, Ltd. acts as the sole general partner of YHG Investment, L.P. and the sole management company of Gaoling Fund, L.P. Hillhouse Capital Management, Ltd. is the sole management company of Hillhouse Fund II, L.P., which owns Hillhouse BGN Holdings Limited. Under the SFO, Hillhouse Capital Advisors, Ltd. is deemed to be interested in the 58,995,800 Shares held by Gaoling Fund, L.P., the 4,121,589 Shares held by YHG Investment, L.P. and Hillhouse Capital Management, Ltd. is deemed to be interested in the 13,445,978 Shares held by Hillhouse BGN Holdings Limited. Under the SFO, Hillhouse Fund II, L.P. is deemed to be interested in the 13,445,978 Shares held by Hillhouse BGN Holdings Limited. Qingqing Yi, a member of our Board of Directors, is a Partner at Hillhouse Capital, affiliates of which collectively hold more than 5% of our voting securities.

Vote Required and Board of Directors' Recommendation

        Approval of Proposal 7 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting and who are not Existing Shareholders. Broker non-votes and abstentions with respect to Proposal 7 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.

The Board of Directors recommends that shareholders vote FOR the approval of the Connected Person Placing Authorization.

 PROPOSAL 8
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Section 14A of the Exchange Act, we are conducting a shareholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as a "say-on-pay" vote, gives our shareholders the opportunity to express their views on our named executive officers' compensation. The vote is advisory and therefore not binding on the Board of Directors, the Compensation Committee, or our Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. Based on the non-binding advisory vote regarding the frequency of future executive compensation advisory votes conducted at the 2018 annual general meeting, we currently intend to conduct this advisory vote annually until the next vote on the non-binding advisory frequency of such non-binding advisory votes, which will occur at our 2024 annual general meeting.

        As described in detail in the section of this Proxy Statement titled "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Our Board of Directors believes that our executive compensation program is well-tailored to retain and motivate key executives while recognizing the need to align the program with the interests of our shareholders and our "pay-for-performance" philosophy. We believe that philosophy is working given the Company's performance in 2018, which is discussed in more detail in the "Executive Compensation—Compensation Discussion and Analysis" section. During 2018, we made significant progress on our clinical development and business goals, including submission of three new drug applications with the China National Medical Products Administration (NMPA, formerly known as CFDA), continuing to advance or initiate late-stage clinical trials of our drug candidates and entering into collaborations with Mirati Therapeutics and Zymeworks Inc., among others. Our accomplishments are represented in our total shareholder return ("TSR"), which is at the 100th percentile compared to our compensation peer companies for the year ended December 31, 2018 and for the time period since we went public on February 3, 2016. We encourage our shareholders to read the "Executive Compensation—Compensation Discussion and Analysis" section as well as the table in the section below of this Proxy Statement titled "Executive Compensation—Summary Compensation Table" and other related compensation tables and narrative disclosures in this Proxy Statement, which describe our executive compensation philosophy, programs, and practices and the 2018 compensation of our named executive officers.

        We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.

        Accordingly, we ask our shareholders to vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers, as described in this Proxy Statement.

Vote Required and Board of Directors' Recommendation

        Advisory approval of Proposal 8 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 8 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. The say-on-pay vote is advisory and therefore not binding on the Board of Directors, the Compensation Committee or our Company. However, the Board of Directors and the Compensation Committee value the opinion of our shareholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that shareholders vote FOR approval, on an advisory basis, of the compensation of our named executive officers.

 TRANSACTION OF OTHER BUSINESS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting as of the date of this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the person(s) named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our share capital as of April 18, 2019 by:

  •
  each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them.

        The table lists applicable percentage ownership based on 777,413,184 ordinary shares outstanding as of April 18, 2019 and also lists applicable ownership. Any options to purchase ordinary shares that are exercisable and restricted share units ("RSUs") that will vest within 60 days of April 18, 2019 are deemed to be beneficially owned by the persons holding these options and RSUs for the purpose of computing percentage ownership of such persons, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

        Unless otherwise noted below, the address of each person listed on the table is: c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned
5% or Greater Shareholders
Entities affiliated with Baker Bros. Advisors LP(1)	161,513,646	20.8%
FMR LLC(2)	77,370,949	10.0
Entities affiliated with Hillhouse Capital(3)	76,563,367	9.8
Entities affiliated with The Capital Group Companies, Inc.(4)	46,975,509	6.0
Named Executive Officers and Directors
John V. Oyler(5)	74,485,710	9.4
Xiaobin Wu(6)	673,819	*
Howard Liang(7)	6,081,118	*
Jane Huang(8)	1,341,644	*
Amy Peterson(9)	819,993	*
Timothy Chen(10)	657,346	*
Donald W. Glazer(11)	4,295,799	*
Michael Goller(12)	160,060	*
Ranjeev Krishana(13)	160,060	*
Thomas Malley(14)	1,139,472	*
Jing-Shyh (Sam) Su(15)	21,096	*
Xiaodong Wang(16)	18,220,202	2.3
Qingqing Yi(17)	160,060	*

All Directors and Executive Officers as a Group (12 persons)(18)	107,396,386	13.4%

(1)
Based solely on a Form 4 filed by Baker Bros. Advisors LP; 667, L.P.; Baker Bros. Advisors (GP) LLC; Felix J. Baker and Julian C. Baker on August 6, 2018 and a Schedule 13D/A filed by Baker Bros.

  Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker, Julian C. Baker and FBB3 LLC on August 1, 2018, consists of (i) 16,319,660 ordinary shares held by 667, L.P., (ii) 144,972,174 ordinary shares held by Baker Brothers Life Sciences, L.P. (collectively, "Baker Funds"), and (iii) 92,326 ordinary shares held by Julian C. Baker, and (iv) 92,326 ordinary shares held by Felix J. Baker. Baker Bros. Advisors LP is the investment advisor to Baker Funds and has sole voting and investment power with respect to the shares held by Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. The managing members of Baker Bros. Advisors (GP) LLC are Julian C. Baker and Felix J. Baker. Julian C. Baker and Felix J. Baker disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for each of these entities is 667 Madison Avenue, 21st Floor, New York, NY 10065.

(2)
Based solely on a Schedule 13G/A filed by FMR LLC on February 13, 2019. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)
Based solely on a Schedule 13D/A filed by Hillhouse Capital Management, Ltd. ("HCM") and a Schedule 13D/A filed by Hillhouse Capital Advisors, Ltd. ("HCA") on January 3, 2019, consists of (i) 63,117,389 ordinary shares held by Gaoling Fund, L.P. ("Gaoling"), and YHG Investment, L.P. ("YHG") in aggregate, and (ii) 13,445,978 ordinary shares held by Hillhouse BGN Holdings Limited ("HH"). HCM acts as the sole management company of Hillhouse Fund II, L.P. ("Fund II"). Fund II owns HH. HCM is hereby deemed to be the sole beneficial owner of, and to control the voting power of, the ordinary shares represented by ADSs held by HH. HCA acts as the sole general partner of YHG and the sole management company of Gaoling. HCA is hereby deemed to be the sole beneficial owner of, and to control the voting power of, the ordinary shares held by (and represented by ADSs held by) the YHG and Gaolin. The registered address of HCM and HCA is 20 Genesis Close, George Town, Grand Cayman, KY-1103 Cayman Islands.

(4)
Based solely on a disclosure of interest form filed with the HKEx by The Capital Group Companies, Inc. on April 13, 2019. The registered address of The Capital Group Companies, Inc. is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071, USA.

(5)
Consists of (i) 16,148,780 ordinary shares held directly by Mr. Oyler; (ii) 11,052,400 shares issuable to Mr. Oyler upon exercise of share options exercisable or RSUs vesting within 60 days after April 18, 2019; (iii) 10,000,000 ordinary shares held for the benefit of Mr. Oyler in a Roth IRA PENSCO trust account; (iv) 102,188 ordinary shares held by The John Oyler Legacy Trust, of which Mr. Oyler's father is a trustee, for the benefit of his minor child, for which Mr. Oyler disclaims beneficial ownership; (v) 7,743,227 ordinary shares held for the benefit of Mr. Oyler in a grantor retained annuity trust, of which Mr. Oyler's father is a trustee, for which Mr. Oyler disclaims beneficial ownership; and (vi) 29,439,115 ordinary shares held by Oyler Investment LLC, 99% of the limited liability company interest owned by a grantor retain annuity trust, for which Mr. Oyler's father is a trustee, for which Mr. Oyler disclaims beneficial ownership.

(6)
Consists of (i) 225,745 ordinary shares held directly by Dr. Wu; (ii) 52,000 ordinary shares held by Dr. Wu's spouse and (iii) 396,074 shares issuable to Dr. Wu upon exercise of share options exercisable or RSUs vesting within 60 days after April 18, 2019.

(7)
Consists of 6,081,118 ordinary shares issuable to Dr. Liang upon exercise of share options exercisable or RSUs vesting within 60 days after April 18, 2019.

(8)
Consists of (i) 227,057 ordinary shares held directly by Dr. Huang and (ii) 1,114,587 ordinary shares issuable to Dr. Huang upon exercise of share options exercisable or RSUs vesting within 60 days after April 18, 2019.

(9)
Consists of (i) 5 ordinary shares held directly by Dr. Peterson and (ii) 819,988 ordinary shares issuable to Dr. Peterson upon exercise of share options exercisable within 60 days after April 18, 2019.

(10)
Consists of 657,346 ordinary shares issuable to Mr. Chen upon exercise of share options exercisable or RSUs vesting within 60 days after April 18, 2019.

(11)
Consists of (i) 4,097,579 ordinary shares held directly by Mr. Glazer; (ii) 38,160 ordinary shares held by Mr. Glazer's spouse and (iii) 160,060 ordinary shares issuable to Mr. Glazer upon exercise of share options exercisable or RSUs vesting within 60 days after April 18, 2019.

(12)
Consists of 160,060 ordinary shares issuable to Mr. Goller upon exercise of share options exercisable or RSUs vesting within 60 days after April 18, 2019.

(13)
Consists of 160,060 ordinary shares issuable to Mr. Krishana upon exercise of share options exercisable or RSUs vesting within 60 days after April 18, 2019.

(14)
Consists of (i) 390,000 ordinary shares held directly by Mr. Malley and (ii) 749,472 ordinary shares issuable to Mr. Malley upon exercise of share options exercisable or RSUs vesting within 60 days after April 18, 2019.

(15)
Consists of 21,096 ordinary shares issuable to Mr. Su upon exercise of share options exercisable within 60 days after April 18, 2019.

(16)
Consists of (i) 7,272,998 ordinary shares held directly by Dr. Wang; (ii) 5,774,832 ordinary shares issuable to Dr. Wang upon exercise of share options exercisable or RSUs vesting within 60 days after April 18, 2019; (iii) 224,372 ordinary shares held in a UTMA account for Dr. Wang's minor child, for which Dr. Wang disclaims beneficial ownership; and (iv) 4,948,000 ordinary shares held by Wang Investment LLC, of which 99% of the limited liability company interest is owned by two grantor retained annuity trusts, of which Dr. Wang's wife is a trustee, for which Dr. Wang disclaims beneficial ownership.

(17)
Consists of 160,060 ordinary shares issuable to Mr. Yi upon exercise of share options exercisable or RSUs vesting within 60 days after April 18, 2019.

(18)
Includes 26,487,165 ordinary shares issuable upon exercise of options or RSUs vesting within 60 days of April 18, 2019. Does not include ordinary shares held by Dr. Peterson, our former Chief Medical Officer, Immuno-oncology, as she is not a current executive officer.

EXECUTIVE OFFICERS

        The following table sets forth the name, age and position of each of our executive officers as of April 18, 2019:

Name	Age	Position(s)
John V. Oyler	51	Founder, Chief Executive Officer and Chairman
Xiaobin Wu, Ph.D.	57	General Manager of China and President of the Company
Howard Liang, Ph.D.	55	Chief Financial Officer and Chief Strategy Officer
Jane Huang	46	Chief Medical Officer, Hematology

        You should refer to "Proposals 1 to 4: Election of Directors" above for information about our Founder, Chief Executive Officer and Chairman, John V. Oyler. Biographical information for our other executive officers, as of April 18, 2019, is set forth below.

        Dr. Xiaobin Wu, Ph.D., aged 57, joined our Company in April 2018 as our General Manager, China and President of the Company. He has more than 25 years of experience in the pharmaceutical industry, including 17 years leading China operations of multinational companies, with expertise in research and development, strategy, commercialization and general management. Before joining the Company in April 2018, Dr. Wu served as the Country Manager of Pfizer China from 2009 to April 2018 and Regional President of Pfizer Essential Health in the Greater China Region from 2017 to April 2018. Under his leadership, Pfizer China experienced significant growth to become a leading multinational pharmaceutical company in China. Prior to Pfizer, Dr. Wu served as President and Managing Director of Wyeth China and Hong Kong from 2004 to 2009. Before joining Wyeth, Dr. Wu served as the General Manager of Bayer Healthcare in China from 2001 to 2004. He started his career in 1992 in sales and marketing with Bayer in Germany. Dr. Wu served as a Vice Chairman of the R&D Based Pharmaceutical Association Committee (RDPAC) in China from 2008 to 2018. He also serves as Vice Chairman of the Pharmaceutical Chamber of Commerce of China's National Association of Industry & Commerce. He is also a research fellow at the Research Center of National Drug Policy and Ecosystem (NDPE) of China Pharmaceutical University in Nanjing, China. In addition to his duties in industry associations, Dr. Wu has received numerous industry awards, including most recently "Person of the Year" in Healthy China Awards 2017, "2017 Top 10 Most Influential Persons in the Chinese Healthcare Industry" and the "2017 Social Responsibility Eminent Person Award." Dr. Wu earned a Ph.D. in Biochemistry and Pharmacology and a Diploma in Biology in April 1993 and January 1990, respectively, from the University of Konstanz in Germany.

        Dr. Howard Liang, Ph.D., aged 55, has served as our Chief Financial Officer and Chief Strategy Officer since July 2015. Prior to joining us, from 2005 to 2015, Dr. Liang was at Leerink Partners LLC, a leading investment bank specializing in the healthcare industry (now SVB Leerink LLC), where he served as a Managing Director and Head of Biotechnology Equity Research. Dr. Liang served as a Senior Biotechnology Analyst at two full-service investment banks: A.G. Edwards Inc., from 2004 to 2005, and JMP Securities, from 2003 to 2004. From 2000 to 2003, Dr. Liang served as an Associate Analyst at Prudential Securities, where he covered major and specialty pharmaceuticals. Before Wall Street, from 1992 to 2000, Dr. Liang was with Abbott Laboratories, where he was a Senior Scientist and a member of one of the pharmaceutical industry's leading structure-based discovery teams. During his career as a scientist, Dr. Liang authored a review and 13 papers including six in Nature, Science, and Proceedings of the National Academy of Sciences. Dr. Liang serves as a member of the HKEx Biotech Advisory Panel. Dr. Liang received his B.S. in Chemistry from Peking University in July 1985, and both his MBA and Ph.D. in Biochemistry and Molecular Biology from the University of Chicago in June 2001 and March 1992 respectively.

        Dr. Jane Huang, M.D., aged 46, joined our Company in September 2016 as our Chief Medical Officer, Hematology. Prior to joining us, Dr. Huang served as the Vice President, Clinical Development at Acerta Pharma from April 2015 to September 2016, where she oversaw global clinical development of the BTK inhibitor, acalabrutinib. Previously, she worked at Genentech, Inc. from 2005 to March 2015, serving most recently as Group Medical Director, where she played a leading role in drug development programs for several molecules at all stages of development, including venetoclax and obinutuzumab. She is also an Adjunct Clinical Assistant Professor in Oncology at Stanford University, specializing in thoracic oncology. Dr. Huang received her Bachelor of Science degree in Biological Sciences from Stanford University in 1994 and her M.D. from University of Washington School of Medicine in 1998. She is board certified in hematology, oncology, and internal medicine, and she completed her residency in internal medicine and fellowships in hematology and oncology at Stanford University.

 CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        Other than compensation arrangements, we describe below any transactions and series of similar transactions, since January 1, 2018 to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed US$120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        We have a related party transactions policy that requires transactions between us and any director, executive officer, holder of 5% or more of any class of our capital shares or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than US$120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

        We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Compensation arrangements for our directors and named executive officers are described in the sections of this Proxy Statement titled "Director Compensation" and "Executive Compensation."

Purchases of Securities

        Since January 1, 2018, certain of our 5% shareholders and their affiliates with whom our directors are affiliated purchased ADSs or ordinary shares in our public offerings, as listed in the following table. Each of those purchases was made through the underwriters at the public offering price.

Purchaser(1)	Offering Date	Number of ADSs / Ordinary Shares		Public Offering Price per ADS / Ordinary Shares			Total Purchase Price
Entities affiliated with Baker Bros. Advisors LP(2)	January 2018	1,980,198	(3)	US$	101.00	(3)	US$	199,999,998
	August 2018	5,814,100	(4)	US$	13.76	(5)	US$	80,002,016
Entities affiliated with Hillhouse Capital Management, Ltd. and Hillhouse Capital Advisors, Ltd.(6)	January 2018	1,575,477	(3)	US$	101.00	(3)	US$	159,123,177
	August 2018	5,424,000	(4)	US$	13.76	(5)	US$	74,634,240

(1)
See "Security Ownership of Certain Beneficial Owners and Management" for more information about the shares held by the above identified shareholders.

(2)
Michael Goller and Ranjeev Krishana, members of our Board of Directors, are, respectively, a Partner and Head of International Investments of Baker Bros. Advisors LP, affiliates of which collectively hold more than 5% of our voting securities.

(3)
In ADSs.

(4)
In ordinary shares.

(5)
The purchase price was HK$108 per ordinary share, i.e., US$13.76 per ordinary share assuming an exchange rate of US$1 = HK$7.85.

(6)
Qingqing Yi, a member of our Board of Directors, is a Partner at Hillhouse Capital, affiliates of which collectively hold more than 5% of our voting securities.

Consulting Agreement

        Dr. Xiaodong Wang, our Founder, Chairman of our Scientific Advisory Board and director, has been providing scientific and strategic advisory services to us since our founding in 2010. On July 24, 2018, we entered into a consulting agreement with Dr. Wang for a term of three years.

        Dr. Wang's consulting services include leading our Scientific Advisory Board and providing short- and long-term strategic advice to our Company in his areas of expertise, participating in our leadership team meetings from time to time, and interacting with our key stakeholders on behalf of the Company. Through these and other contributions, Dr. Wang has helped us make significant progress on our research, development and business goals. For example, during 2018, Dr. Wang:

  •
  Provided strategic advice to our senior management team in the significant expansion of our global operations and employee base;

  •
  Worked closely with our Chief Executive Officer in the recruitment of Dr. Xiaobin Wu, who was Country Manager of Pfizer China, to join BeiGene as our General Manager in China and President of the Company;

  •
  Attended meetings of our research team and provided strategic advice on critical projects that help advance our discovery efforts and new product pipeline, including our most recent internally developed product candidates to enter into clinical development, BGB-A333, an investigational humanized monoclonal antibody against the immune checkpoint receptor ligand PD-L1; and BGB-A425, an investigational humanized monoclonal antibody against TIM-3;

  •
  Helped us to expand our research team to over 200 scientists at our R&D center in Beijing, China and provided strategic advice on our plans to further expand our facilities;

  •
  Helped us with the establishment and continued management of our joint venture with the Guangzhou Development District to build a commercial biologics manufacturing facility in Guangzhou, China;

  •
  Provided strategic advice on key regulatory filings, including our two NDAs in China for zanubrutinib and tislelizumab;

  •
  Supported our senior management team in the evaluation of business development opportunities, such as our license agreements with Mirati Therapeutics, Inc., MEI Pharma, Inc., SpringWorks Therapeutics and Zymeworks Inc.; and

  •
  Attended various investor meetings, including in connection with our global offering and listing on the HKEx in August 2018 in which we raised US$869.7 million in net proceeds.

        We believe that Dr. Wang's stature in the Chinese scientific and biotechnology communities provides us with significant intangible benefits and access to key stakeholders in our industry. His scientific expertise and knowledge of oncology research and development and the Chinese market are highly valuable to our Company, and his compensation is set to be in line with his major contributions to our Company that go far beyond his responsibilities and time commitment as a non-employee director.

        Under the consulting agreement, Dr. Wang is entitled to an annual fixed consulting fee of US$100,000 (subject to review and adjustments by our Board of Directors from time to time) and such additional compensation, which, if any, shall be determined in our sole discretion upon consultation with Dr. Wang. In recognition of his significant contributions to our Company, in February 2018 and February 2019 we granted him a cash bonus in the amount of US$150,000 and in June 2018 we granted him an option to purchase 655,044 ordinary shares that had a grant date fair value of US$4,646,000 and 94,133 RSUs that had a grant date fair value of US$1,161,500. As of December 31, 2018, the aggregate number of ordinary shares subject to options held by Dr. Wang was 8,286,143 and subject to RSUs held by Dr. Wang was 504,133.

Employment Agreements

        For more information regarding employment agreements with our named executive officers, see "Executive Compensation—Employment Agreements with Our Named Executive Officers."

Indemnification Agreements

        Cayman Islands law does not limit the extent to which a company's articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles provide that each officer or director shall be indemnified out of assets of our Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

        In addition, we have entered into indemnification agreements to indemnify our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles. These agreements, among other things, indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Registration Rights

        Pursuant to an investors' rights agreement and a registration rights agreement, on May 26, 2017, we filed a registration statement on Form S-3 on behalf of certain shareholders, registering 299,279,370 ordinary shares in the form of 23,021,490 ADSs to be resold by the selling shareholders identified therein and in any related prospectus supplement from time to time.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of our Compensation Committee has at any time during 2018 been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2018, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements.

CORPORATE GOVERNANCE

Composition of Our Board of Directors

        Our Board of Directors currently consists of nine members. We are not subject to any contractual obligations regarding the election of our directors. Our Nominating and Governance Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity and is not limited to race, gender or national origin. We have adopted a written policy regarding board diversity that is described below. Our Nominating and Governance Committee's and Board of Directors' priority in selecting board members is identification of persons who will further the interests of our Company through his or her established record of professional accomplishment, the depth and breadth of business experience and other background characteristics. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

        Our articles allow our shareholders holding in aggregate not less than one-tenth of the voting rights of issued shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders. In the event that such a meeting is called, our articles provide that (1) the shareholders requisitioning a general meeting of shareholders may put forward resolutions to appoint or remove directors (with or without cause), and (2) at that meeting so convened the affirmative vote of a simple majority of the issued shares as of the applicable record date shall be required to approve the appointment or removal of directors. Additionally, our articles provide that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

        In accordance with the terms of our articles, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of shareholders in the year in which their term expires.

  •
  Our Class I directors are Timothy Chen, John V. Oyler and Jing-Shyh (Sam) Su;

  •
  Our Class II directors are Donald W. Glazer, Michael Goller and Thomas Malley; and

  •
  Our Class III directors are Ranjeev Krishana, Xiaodong Wang and Qingqing Yi.

        Our articles provide that the authorized number of directors may be changed only by ordinary resolution of the shareholders if the number of directors is reduced to less than three. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the Board of Directors.

Board and Committee Matters

        Our Board of Directors has determined that all members of the Board of Directors, except John V. Oyler and Xiaodong Wang, are independent, as determined in accordance with the rules of the NASDAQ Stock Market and the HK Listing Rules. In making this independence determination, our

Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our share capital. We expect that the composition and functioning of our Board of Directors and each of our committees will continue to comply with all applicable requirements of the NASDAQ Stock Market, the rules and regulations of the SEC and the HK Listing Rules. There are no family relationships among any of our directors or executive officers.

Corporate Governance

        We have adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on our website at www.beigene.com under "Investors—NASDAQ investors" and "—HKEX investors." If we make any substantive amendments to, or grant any waivers from, the code of conduct for any officer, we will disclose the nature of such amendment or waiver on our website at www.beigene.com or in a Current Report on Form 8-K.

Board Meetings and Committees

        Our Board of Directors held 10 meetings during 2018. The directors ordinarily hold executive sessions at regularly scheduled meetings of the Board of Directors. During 2018, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served, except Xiaodong Wang. Directors and director nominees are encouraged to attend the annual general meeting of shareholders, barring significant commitments or special circumstances. Six of our nine then-serving directors attended our 2018 annual general meeting of shareholders.

        During 2018, our Board of Directors had three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee

        Thomas Malley, Timothy Chen and Qingqing Yi currently serve on the Audit Committee, which is chaired by Thomas Malley. Effective May 1, 2019, Jing-Shyh (Sam) Su will replace Qingqing Yi as a member of the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee is "independent" for Audit Committee purposes as that term is defined in the rules of the SEC and the NASDAQ Stock Market. Our Board of Directors has designated Thomas Malley as an "audit committee financial expert," as defined in SEC rules. The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firms;

  •
  approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firms;

  •
  reviewing the internal audit plan with the independent registered public accounting firms and members of management responsible for preparing our financial statements;

  •
  reviewing and discussing with management and the independent registered public accounting firms our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

  •
  reviewing the adequacy of our internal control over financial reporting;

  •
  establishing policies and procedures for the receipt and retention of financial and accounting-related complaints and concerns;

  •
  recommending, based upon the Audit Committee's review and discussions with management and the independent registered public accounting firms, whether our audited financial statements shall be included in our Annual Report on Form 10-K filed with the SEC and our annual results announcement filed with the HKEx;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

  •
  preparing the Audit Committee report required by the SEC rules to be included in our annual proxy statement;

  •
  reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

  •
  reviewing our earnings releases and unaudited financial statements to be included in our quarterly and interim filings with the SEC and HKEx.

        The Audit Committee held eight meetings during 2018. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC, the NASDAQ Stock Market and the HKEx. A copy of the Audit Committee charter is available on our website at www.beigene.com under "Investors—NASDAQ investors" and "—HKEX investors."

Compensation Committee

        Qingqing Yi, Ranjeev Krishana and Timothy Chen currently serve on the Compensation Committee, which is chaired by Qingqing Yi. Our Board of Directors has determined that each member of the Compensation Committee is "independent" as that term is defined in the rules of the NASDAQ Stock Market and the HKEx. The Compensation Committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and Chief Financial Officer;

  •
  evaluating the performance of our Chief Executive Officer and Chief Financial Officer in light of such corporate goals and objectives and recommending to the Board of Directors for approval our Chief Executive Officer's and Chief Financial Officer's compensation based on that evaluation;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  reviewing and establishing our overall management compensation, philosophy and policy;

  •
  overseeing and administering our compensation and similar plans;

  •
  evaluating and assessing potential current compensation advisors in accordance with the independence standards identified in the rules of the NASDAQ Stock Market;

  •
  retaining and approving the compensation of any compensation advisors;

  •
  reviewing and approving our policies and procedures for the grant of equity-based awards;

  •
  reviewing and making recommendations to the Board of Directors with respect to director compensation;

  •
  preparing the compensation committee report required by SEC rules to be included in our annual proxy statement;

  •
  reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

  •
  reviewing and discussing with the Board of Directors corporate succession plans for the Chief Executive Officer and other key officers.

        The Compensation Committee held seven meetings during 2018. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.beigene.com under "Investors—NASDAQ investors" and "—HKEX investors."

Nominating and Corporate Governance Committee

        Donald W. Glazer and Michael Goller currently serve on the Nominating and Corporate Governance Committee, which is chaired by Donald W. Glazer. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is "independent" as that term is defined in the rules of the NASDAQ Stock Market and the HKEx. The Nominating and Corporate Governance Committee's responsibilities include:

  •
  developing and recommending to the Board of Directors criteria for board and committee membership;

  •
  establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

  •
  identifying individuals qualified to become members of the Board of Directors;

  •
  recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the Board of Directors a set of corporate governance guidelines; and

  •
  overseeing the evaluation of the Board of Directors and management.

        The Nominating and Corporate Governance Committee held two meetings during 2018. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.beigene.com under "Investors—NASDAQ investors" and "—HKEX investors."

Board Diversity Policy

        We adopted a board diversity policy (the "Diversity Policy") to set out the Company's approach to diversity on the Board of Directors. Pursuant to the Diversity Policy, our Nominating and Corporate Governance Committee will review annually the structure, size and composition of the Board of Directors and, where appropriate, make recommendations on changes to the Board of Directors. In reviewing the Board of Directors' composition, our Nominating and Corporate Governance Committee will consider, among others characteristics, the nationality, ethnicity, gender, age, skills, expertise, and industry and regional experience of board members and nominees. The Diversity Policy further provides that our Nominating and Corporate Governance Committee will discuss and, where necessary, agree on measurable objectives for achieving diversity on the Board of Directors and recommend them to the Board of Directors for adoption. The Board of Directors intends to rate its composition against the factors identified above and to recruit a director or directors to address any factors that could bear improvement. The Board of Directors specifically notes its plans to recruit at least one female director to be elected before the 2020 annual meeting of shareholders.

Director Nominations

        The Board of Directors will consider and approve from time to time the criteria that it deems necessary or advisable for director candidates. The Board of Directors has full authority to modify such criteria as it deems necessary or advisable. The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for developing and recommending to the Board of Directors for its consideration and approval criteria for director candidates. The Company has adopted policies and procedures for director candidates. The Board of Directors may, however, rescind its delegation and assume the responsibilities it previously delegated to the Nominating and Corporate Governance Committee.

        The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to identify candidates for nomination to the Board of Directors (including candidates to fill vacancies) and assessing their qualifications in light of the policies and principles in our Corporate Governance Guidelines, the Diversity Policy and the Committee's charter. The Nominating and Corporate Governance Committee will recommend director candidates for the Board of Directors' consideration and review the candidates' qualifications with the Board of Directors. The Board of Directors retains the authority to nominate a candidate for election by the shareholders as a director and to fill vacancies. From time to time, the Nominating and Corporate Governance Committee utilizes third-party search firms to identify director candidates. In identifying director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances it deems appropriate, including, among other things, the skills of the candidate, his or her depth and breadth of business experience and other background characteristics, his or her independence and the needs of the Board of Directors.

        Our Nominating and Corporate Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board of Directors. Our Nominating and Corporate Governance Committee and Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity as set forth in the Diversity Policy. Our Nominating and Corporate Governance Committee's and Board of Directors' priority in selecting board members is identification of persons who will further the interests of our shareholders through his or her established record of professional accomplishment, depth and breadth of business experience and other background characteristics.

Director Nominations by Shareholders

        Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information within the timeframe set forth by our articles and SEC rules to BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attention: Secretary: (a) the name and address of record of the shareholder; (b) a representation that the shareholder is a record holder of our securities or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (c) the candidate's name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the past five years; (d) a description of the qualifications and background of the candidate that addresses the criteria for board membership approved by our board of directors; (e) a description of all arrangements or understandings between the shareholder and the candidate; (f) the consent of the candidate (i) to be named in the proxy statement for our next shareholder meeting and (ii) to serve as a director if elected at that meeting; and (g) and any other information regarding the candidate that is required to be included in a proxy statement filed pursuant to SEC rules and HK Listing Rules. The Nominating and Corporate Governance Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner.

Shareholder Communications

        The Board of Directors provides to every shareholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for shareholder communication. For a shareholder communication directed to the Board of Directors as a whole, shareholders may send such communication to the attention of our Secretary via Regular Mail or Expedited Delivery Service to: BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attn.: Board of Directors c/o Secretary.

        For a shareholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, shareholders may send such communication to the attention of the individual director via Regular Mail or Expedited Delivery Service to: BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attn.: [Name of Individual Director].

        Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements.

Board Leadership Structure and Role in Risk Oversight

        Our Chief Executive Officer, John V. Oyler, is the Chairman of the Board of Directors. The Board of Directors believes that Mr. Oyler is the director best suited to identify strategic opportunities and focus of the Board of Directors due to his extensive understanding of our business as a founder and our Chief Executive Officer. The Board of Directors also believes that the combined role of Chairman and Chief Executive Officer can promote the effective execution of strategic initiatives and facilitate the flow of information between management and the Board of Directors. We do not have a lead independent director.

        Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year.

        Each of our board committees also oversees the management of our risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firms and our Chief Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Audit Committee Report

        The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

        The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firms, Ernst & Young Hua Ming LLP and Ernst & Young, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by Ernst & Young Hua Ming LLP and Ernst & Young; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America.

        Ernst & Young Hua Ming is responsible for auditing our annual consolidated financial statements filed with the SEC in accordance with the Securities and Exchange Act of 1934, as amended, and Ernst & Young is responsible for auditing our annual financial statements filed with the Stock Exchange of Hong Kong. Both Ernst & Young Hua Ming and Ernst & Young are members of the global Ernst & Young firm.

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young Hua Ming LLP are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee's main responsibility is to monitor and oversee this process.

        The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2018. The Audit Committee discussed with Ernst & Young Hua Ming LLP the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        The Audit Committee considered any fees paid to Ernst & Young Hua Ming LLP and Ernst & Young for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young Hua Ming LLP's and Ernst & Young's independence in performing the audit.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

THE AUDIT COMMITTEE
Thomas Malley (Chairperson) Timothy Chen Qingqing Yi

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, reviews and approves all compensation decisions relating to our executive officers, and makes recommendations to the Board of Directors on compensation for our Chief Executive Officer and Chief Financial Officer. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than the Chief Executive Officer. Our Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions. This section discusses the principles underlying our policies and decisions with respect to the compensation of certain of our named executive officers, and material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2018 are:

  •
  John V. Oyler, our Founder, Chief Executive Officer and Chairman;

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  Xiaobin Wu, our General Manager of China and President of the Company;

  •
  Howard Liang, our Chief Financial Officer and Chief Strategy Officer;

  •
  Jane Huang, our Chief Medical Officer, Hematology; and

  •
  Amy Peterson, our former Chief Medical Officer, Immuno-oncology, who is no longer with the Company.

2018 Business Highlights

        We believe that 2018 was an important year for our Company, as evidenced by our first three new drug applications accepted and currently under priority review in China for zanubrutinib and tislelizumab.

        As described below, during 2018 we made significant progress on our clinical development and business goals, including the following that affected the executive compensation decisions made by the Compensation Committee and/or Board of Directors for the 2018 compensation of our named executive officers:

  Zanubrutinib

  •
  Filed two new drug applications (NDAs) in China for the treatment of patients with (i) relapsed or refractory (R/R) MCL and with (ii) R/R chronic lymphocytic leukemia (CLL) or small lymphocytic lymphoma (SLL) and received priority review for both applications from the Center for Drug Evaluation (CDE) of the China National Medical Products Administration (NMPA, formerly known as CFDA);

  •
  Completed enrollment of a significantly expanded cohort of 110 previously untreated patients with 17p deletion in the global Phase 3 trial in first-line CLL/SLL;

  •
  Initiated a global head-to-head Phase 3 trial versus ibrutinib in R/R CLL or SLL;

  •
  Received Fast Track designation from the U.S. Food and Drug Administration (FDA) for the treatment of patients with Waldenström macroglobulinemia (WM);

  •
  Completed enrollment in the global Phase 3 trial comparing zanubrutinib to ibrutinib in patients with WM; and

  •
  Completed enrollment in the Phase 2 pivotal trial in China in patients with WM.

  Tislelizumab

  •
  Filed a NDA in China for the treatment of patients with R/R classical Hodgkin's lymphoma (cHL) and received priority review on the NDA by the CDE of NMPA;

  •
  Completed enrollment in the global Phase 2 trial in second- or third-line patients with hepatocellular carcinoma (HCC);

  •
  Initiated a global Phase 3 trial of tislelizumab in combination with chemotherapy in patients with front-line advanced gastric or gastroesophageal junction adenocarcinoma;

  •
  Initiated a global Phase 3 trial of tislelizumab in combination with chemotherapy in patients with front-line, locally advanced recurrent or metastatic esophageal squamous cell carcinoma (ESCC);

  •
  Completed enrollment in the Phase 2 pivotal trial in China for patients with urothelial bladder cancer;

  •
  Initiated a Phase 2 trial in Chinese patients with MSI-H or dMMR solid tumors;

  •
  Completed the dose-escalation phase of the global combination trial with zanubrutinib in patients with B-cell malignancies and initiated the dose-expansion phase in eight patients;

  •
  Initiated a Phase 3 trial in China of tislelizumab combined with chemotherapy, as a potential first-line treatment in patients with Stage IIIB or IV non-squamous non-small cell lung cancer (NSCLC);

  •
  Initiated a Phase 3 trial in China of tislelizumab combined with chemotherapy as a potential first-line treatment in patients with Stage IIIB or IV squamous NSCLC;

  •
  Initiated a global Phase 2 trial in patients with relapsed or refractory mature T- and natural killer (NK)-cell lymphomas;

  •
  Initiated a global Phase 2 trial in patients with previously treated hepatocellular carcinoma (HCC or liver cancer), under collaboration with Celgene Corporation for solid tumors;

  •
  Initiated a global Phase 3 trial in patients with advanced unresectable or metastatic esophageal squamous cell carcinoma; and

  •
  Initiated a pivotal Phase 2 trial in China in patients with previously treated advanced HCC.

  Pamiparib

  •
  Initiated a global Phase 2 trial in patients with metastatic castration-resistant prostate cancer (mCRPC) with homologous recombination deficiency (HRD);

  •
  Initiated a global Phase 3 trial as maintenance therapy in patients with inoperable locally advanced or metastatic gastric cancer who responded to platinum-based first-line chemotherapy;

  •
  Initiated a Phase 3 trial as maintenance therapy in China in patients with platinum-sensitive recurrent ovarian cancer; and

  •
  Initiated a Phase 2 trial in China in patients with metastatic HER2-negative breast cancer with BRCA mutation.

  Organizational Growth

  •
  Grew from a team of over 900 employees to over 2,000 employees during 2018, including over 1,500 employees located in China; and

  •
  Expanded our operations across China and into Europe in 2018, to more than 15 locations in China, the United States and Europe in cities such as Beijing, Shanghai, Suzhou, and Guangzhou, China; Cambridge, MA: Ridgefield Park, NJ; Emeryville and San Mateo, CA; and Basel, Switzerland.

  Business Accomplishments

  •
  Substantially completed physical construction of our commercial-scale biologics manufacturing facility in Guangzhou, China, with four 2,000 liter KUBio bioreactors installed;

  •
  Generated $130.9 million in product revenue in 2018 from sales in China of ABRAXANE®, REVLIMID® and VIDAZA®, which represents a 436% increase compared to the same period in 2017 (2017 revenue was from the last four months of the year after the Celgene transaction closed on August 31, 2017);

  •
  In support of the planned commercial launch of zanubrutinib in the United States, we made key hires in sales and marketing, market access, commercial operations, and business analytics. In China, we more than quadrupled the size of our commercial team since September 2017 when we acquired the business from Celgene;

  •
  Launched a first-line indication of REVLIMID® (lenalidomide) in China following its regulatory approval by the NMPA for the treatment of multiple myeloma (MM) in combination with dexamethasone in adult patients with previously untreated MM who are not eligible for transplant;

  •
  Launched VIDAZA® (azacitidine for injection) in China for patients with Intermediate-2 / High-risk myelodysplastic syndrome (MDS), acute myeloid leukemia (AML) with 20-30% bone marrow blasts and chronic myelomonocyte leukemia (CMML)

  •
  Entered into collaborations with Mirati Therapeutics, Inc., MEI Pharma, Inc., SpringWorks Therapeutics and Zymeworks Inc.;

  •
  Appointed Dr. Xiaobin Wu to the position of General Manager of China and President of the Company;

  •
  Completed an underwritten public offering in January 2018 in which we raised US$758.0 million in net proceeds; and

  •
  Completed a global offering and listing on the HKEx in August 2018 in which we raised US$869.7 million in net proceeds.

  Resulting Total Shareholder Return Performance through December 31, 2018

  •
  Delivered TSR of 44% and 362% for the one-year and two-year periods ending December 31, 2018, which is higher than any of our peer companies; and

  •
  Delivered TSR of 484% between our initial public offering on February 3, 2016 and December 31, 2018, which is higher than any of our peer companies.

Recent 2019 Business Highlights

        In addition to our accomplishments during 2018, we have achieved the following since the beginning of 2019:

  •
  Received Breakthrough Therapy designation from the FDA for zanubrutinib for the treatment of adult patients with MCL who have received at least one prior therapy;

  •
  Initiated a global Phase 2 trial of zanubrutinib in patients with R/R MZL;

  •
  Completed enrollment in the global Phase 2 trial in second- or third-line patients with hepatocellular carcinoma (HCC);

  •
  Entered into a global research and development collaboration with Ambrx Inc. for its proprietary Expanded Genetic Code technology platforms that are designed to allow the efficient incorporation of non-natural amino acids into proteins in both E. Coli (ReCODETM) and CHO cells (EuCODETM); and

  •
  Entered into a global co-development and collaboration agreement with BioAlta, LLC for the development, manufacturing and commercialization of BioAlta's investigational Conditionally Active Biologic CTLA-4 antibody (BA3071).

Overview of Our Compensation Programs

        Our Compensation Committee strives to ensure that our compensation programs are aligned with the interests of our shareholders and our business goals, and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive. Key elements of our compensation programs include the following:

Compensation Element	Purpose	Features
Base salary	To attract and retain highly skilled executives	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data
Annual cash incentive program	To promote and reward the achievement of key short-term strategic and business goals of the Company as well as individual performance; to motivate and attract executives	Variable component of pay based on annual corporate and individual performance
Equity incentive compensation
To encourage executives and other employees to focus on long-term company performance and align their interests with shareholders; to promote retention; to reward outstanding company and individual performance
Typically, subject to multi-year vesting based on continued service and are primarily in the form of share options and RSUs, the value of which depends on the performance of our ADS price, in order to align employee interests with those of our shareholders over the longer-term

        In addition to our direct compensation elements, the following features of our compensation programs are designed to align our executive officers with shareholder interests and with market best practices:

What We Do	What We Don't Do
✓ Maintain an industry-specific peer group for benchmarking pay	× Allow hedging or pledging of equity
✓ Target pay based on market norms	× Re-price share options
✓ Deliver executive compensation primarily through performance-based pay	× Provide excessive perquisites
✓ Set challenging short-term incentive award goals	× Provide supplemental executive retirement plans
✓ Offer market-competitive benefits for executives that are consistent with the rest of our employees	× Provide tax gross-up payments for change-of-control payments
✓ Consult with an independent compensation advisor on compensation levels and practices
✓ Maintain share ownership guidelines for our executive officers equal to 6x base salary for our CEO, 3x base salary for our President and 1x base salary for our other executive officers

Compensation Consultant

        The Compensation Committee retained Frederic W. Cook & Co., Inc. ("FW Cook") to assist in an evaluation of our compensation philosophy, validate our compensation peer group, develop competitive market data to benchmark the compensation for our named executive officers and advise on matters related to our compensation structure and programs generally. The compensation consultant also consulted with the Compensation Committee about non-employee director compensation. Based on consideration of the factors set forth in the rules of the SEC and NASDAQ, the Compensation Committee has determined that their relationship with FW Cook and the work performed by FW Cook on behalf of the Compensation Committees has not raised any conflict of interest.

Defining and Comparing Compensation to Market Benchmarks

        In evaluating the total compensation of our named executive officers, our Compensation Committee, using information provided by our compensation consultant, establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

  •
  companies whose market capitalization, revenue, stage of development, and number of employees are similar, though not necessarily identical, to ours;

  •
  companies with similar executive positions to ours;

  •
  companies against which we believe we compete for executive talent; and

  •
  public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

        Based on these criteria, our peer group for 2018, referred to as our 2018 peer group, as approved by our Compensation Committee, was comprised of the following 16 companies:

Agios Pharmaceuticals, Inc.	Halozyme Therapeutics, Inc.	Radius Health, Inc.
Alkermes plc	Incyte Corporation	Seattle Genetics, Inc.
Alnylam Pharmaceuticals, Inc.	Jazz Pharmaceuticals plc	Tesaro, Inc.
bluebird bio, Inc.	Juno Therapeutics, Inc.	United Therapeutics Corporation
Exelixis, Inc.	Nektar Therapeutics
FibroGen, Inc.	Puma Biotechnology, Inc.

        We believe that the compensation practices of our 2018 peer group provided us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers during 2018. Notwithstanding the similarities of the 2018 peer group to our Company, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions. Accordingly, in 2018, our Compensation Committee generally targeted total compensation for our executive officers at the median total compensation in our 2018 peer group, with base salaries generally below our peer group and annual target cash and equity incentive awards at or above median in order to link compensation more closely with corporate and individual performance and the creation of shareholder value.

        In addition, our Compensation Committee may consider other criteria, including market factors, the experience level of the executive and the executive's performance against company goals, in determining variations to this general target range.

        For purposes of compensation in 2019, our Compensation Committee, with the advice of FW Cook, examined our 2018 peer group in light of our continued growth throughout 2018, the stage of development of our clinical programs, and changes in our market capitalization. With reference to these and other key business metrics, companies whose market capitalization and/or whose number of employees that were at the low end, below, or significantly above our targeted range were removed and new companies were added to the peer group for 2019.

        Our peer group for 2019, referred to as our 2019 peer group, as approved by our Compensation Committee, is comprised of the following 16 companies:

Agios Pharmaceuticals, Inc.	Exelixis, Inc.	Neurocrine Biosciences, Inc.
Alexion Pharmaceuticals, Inc.	FibroGen, Inc.	Seattle Genetics, Inc.
Alkermes plc	Incyte Corporation	Tesaro, Inc.
Alnylam Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	United Therapeutics Corporation
BioMarin Pharmaceutical, Inc.	Jazz Pharmaceuticals plc
bluebird bio, Inc.	Nektar Therapeutics

        Juno Therapeutics, Inc. was removed from the 2018 peer group because it was acquired. Halozyme Therapeutics, Inc., Puma Biotechnology, Inc. and Radius Health, Inc. were removed from the 2018 peer group because of their smaller market capitalization relative to our Company (all were less than one-third of our size). Alexion Pharmaceuticals, Inc., BioMarin Pharmaceutical, Inc., Ionis Pharmaceuticals, Inc. and Neurocrine Biosciences, Inc. were added to the 2019 peer group because of their comparable stage of development and comparable market capitalization (all were within one-third and three times our size at the time the group was selected). Our market capitalization was slightly above the median of the 2019 peer group at the time the group was approved by the Compensation Committee.

        In addition to our peer group of U.S. publicly traded companies, our human resources team also gathers information on compensation practices and benchmarks of biotechnology and pharmaceutical companies operating in China. While this information is more difficult to obtain than in the United States, we use this market data, where available, and information from our own recruiting experience in an effort to ensure that our compensation and benefits programs in China remain competitive and help us to more effectively recruit, motivate and retain our China workforce.

Advisory Vote on Executive Compensation

        At our 2018 annual general meeting of shareholders, we held our first advisory vote on executive compensation. Over 97% of the votes cast were voted in favor of the compensation of our named executive officers, as disclosed in our 2018 proxy statement. The Compensation Committee believes that this very high level of affirmative votes conveyed our shareholders' support of the Compensation Committee's decisions and our existing executive compensation programs. The Compensation Committee reviewed the final vote results and has not made any material changes to our executive compensation programs or policies as a result of the vote.

Other Key Performance Factors in Determining Executive Compensation

        As the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period and a rigorous approval phase involving clinical studies and governmental regulatory approval, many of the traditional benchmarking metrics, such as product sales, revenues and profits, are inappropriate for a biopharmaceutical company such as our Company. Instead, the specific performance factors our Compensation Committee considers when determining the compensation of our named executive officers include:

  •
  key research and development achievements;

  •
  initiation and progress of clinical trials for our drug candidates;

  •
  expansion of our commercialization, manufacturing and operational capabilities;

  •
  achievement of regulatory milestones;

  •
  establishment and maintenance of key strategic relationships and new business initiatives, including financings; and

  •
  development of organizational capabilities and management of our growth.

        These performance factors are considered by our Compensation Committee in connection with our annual performance reviews described below and are a critical component in the determination of annual cash and equity incentive awards for our executive officers.

Compensation Objectives and Philosophy

        Our compensation programs are designed to attract, motivate and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation programs are intended to reward the achievement of specified pre-determined quantitative and qualitative company performance goals and objectives and individual performance and to align the interests of our senior management team with those of our shareholders in order to attain our ultimate objective of increasing shareholder value.

        The market for qualified and talented executives in the biopharmaceutical industry, particularly in oncology and in the locations where we operate, is highly competitive, and we compete for talent with many companies that have greater resources than we do. Globally, immuno-oncology is one of the most competitive fields where companies, large and small, compete for talent. In China, there are a limited number of highly qualified biopharmaceutical executives and we compete with large multinational pharmaceutical companies and an increasing number of growing biotechnology companies for talent. For example, in China, there are several companies who in recent years have raised significant funds through public listings in the United States or Hong Kong markets, including CStone, Hua Medicine, Innovent, Junshi and Zai Lab, and are using these funds to rapidly expand their workforce and clinical and/or commercial programs. Importantly, the "war for talent" in the Chinese biotech industry includes not only sourcing candidates from multinational and local companies already operating in China, but also Chinese PhD researchers and other candidates with world-class scientific and business experience from the U.S. and other countries, of which an estimated 2 million have returned to China in the six-year period ending in 2018, including an estimated 250,000 working in the life sciences industry (UBS Report: Shifting Asia, China's Biotech Revolution, August 2018). In light of these factors, we believe that our compensation program is a critical factor in our ability to attract, motivate, and retain top talent in this exceedingly competitive environment and, in turn, to our ability to capitalize on our market opportunity and succeed as a company.

        We may award annual merit-based increases in base salary based upon an assessment of each executive's performance and the scope of his or her responsibilities. In 2018, we implemented a formal bonus plan with pre-established goals and weightings, which was designed to reward annual achievements based upon quantitative and qualitative company performance as well as individual performance. We awarded cash incentive payments to our named executive officers and the other members of our senior management team under our 2018 annual incentive program, which is described in more detail below. Prior to 2018, our bonus plan was effectively discretionary due to our stage of development.

        We typically make equity grants to our executive officers upon commencement of their employment and annually following a review of their individual performance. We do not have any pre-established targets for allocations or apportionment by type of compensation, but our pay philosophy generally emphasizes equity compensation over cash to strengthen executive officers' alignment with shareholders. The mix of compensation components is designed to reward annual results as well as drive long-term company performance and create shareholder value.

Base Salary

        We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. Our Compensation Committee typically determines the base salary for each executive based on the executive's responsibilities, experience and, if applicable, the base salary level of the executive prior to joining our Company. In addition, our Compensation Committee reviews and considers the level of base salary paid by companies in our peer group for similar positions.

        Merit-based increases in base salary for our executive officers, other than our Chief Executive Officer and Chief Financial Officer, are determined by our Compensation Committee based upon a summary of the executive officer's performance and a recommendation from our Chief Executive Officer. Our Chief Executive Officer also provided a summary of our Chief Financial Officer's performance and a recommendation for his merit-based increase in base salary. Any merit-based increase in base salary for our Chief Executive Officer and Chief Financial Officer is based upon an assessment of performance by our Compensation Committee, input from the Board of Directors and a review by our Compensation Committee of the base salary of chief executive officers and chief financial officers in our peer group.

        With respect to Mr. Oyler, our Chief Executive Officer, at the beginning of 2018, our Compensation Committee reviewed Mr. Oyler's overall compensation, and upon the recommendation of our Compensation Committee and based on his accomplishments during 2017 and in comparison to the base salaries of chief executive officers in our 2018 peer group, our Board of Directors determined to increase his annual base salary from US$590,000 to US$650,000, which approximated the 25th percentile of our 2018 peer group.

        At the beginning of 2018, our Compensation Committee and/or Board of Directors approved merit increases in base salary for each of our remaining named executive officers serving at that time, based upon the Company's performance, each executive officer's performance and in comparison to the base salaries of similar executive officers in our 2018 peer group. The table below sets forth the adjustments to base salary, in dollars and as a percentage, for each of our named executive officers serving at the beginning of 2018:

	Base Salary
Name	2017 (US$)	2018 (US$)	Increase (%)
John V. Oyler	590,000	650,000	10%
Howard Liang	390,000	425,000	9%
Jane Huang	400,000	425,000	6%
Amy Peterson	400,000	425,000	6%

        There was no merit increase in base salary for Dr. Wu in 2018 because he had only recently joined our Company.

2018 Annual Non-Equity Incentive Program

        In March 2018, based on the recommendation of our Compensation Committee, our Board of Directors approved our annual cash incentive program for 2018. This was the first year since our initial public offering in 2016 that our bonus plan was based on pre-established, quantifiable objectives. In previous years, rapid changes within our business led the Compensation Committee to believe that it was not possible to set meaningful pre-established annual goals.

        The table below shows the target award under our 2018 incentive program as a percentage of each named executive officer's annual base salary in 2018, the target cash award opportunity in dollars for 2018 and the actual cash bonus payments made to our named executive officers for 2018 performance, which were paid in 2019, as well as the actual bonus payment as a percentage of the target award opportunity.

Name	2018 Target Award (% of Base Salary)	2018 Target Award Opportunity (US$)		2018 Actual Bonus Payment (US$)		2018 Actual Bonus Payment (% of Target Award Opportunity)
John V. Oyler	65%	422,500		561,925		133%
Xiaobin Wu	50%	190,472	(1)	261,956	(1)	138%
Howard Liang	50%	212,500		278,375		131%
Jane Huang	50%	212,500		278,375		131%
Amy Peterson	50%	212,500		212,500		100%

(1)
Dr. Wu joined the Company in April 2018. Accordingly, Dr. Wu's 2018 target award opportunity and actual bonus payment was prorated to reflect his partial year of employment. RMB amount is translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.1513 in 2018.

        For 2018, each of our named executive officers' cash incentive award was based 75% on company goals and 25% on individual performance. The company performance metrics against which our executive officers are measured are clearly communicated, measurable, and consistently applied, and include corporate goals, such as research, clinical development and regulatory milestones, financial goals, commercial goals, and organizational goals. Potential payouts range from 0% to 150% of the target opportunity to align delivered pay with actual performance. In addition, our Compensation Committee had the discretion under the 2018 annual cash incentive program to adjust downward any cash incentive award as it deemed appropriate. In making its determination regarding awards under the 2018 annual cash incentive program, our Compensation Committee considered our success against our 2018 company target and stretch goals in funding the corporate portion. The 2018 company goals approved by our Board of Directors and Compensation Committee, the relative target and maximum weightings assigned to each goal at the beginning of the year, and the actual achievement during the performance period as a percentage of our target company goals, were as follows:

2018 Company Goals	Target Weighting (% Corporate Portion)	Maximum Weighting (% Corporate Portion)	Actual Achievement for 2018 (as a % of target)
Business Development
• Establish strategic relationships to benefit the pipeline and commercial aspects of our business	10%	15%	11%
Clinical Development/Regulatory
• Execute on key enrollment, new trial and regulatory objectives	45%	67.5%	60%
Commercial
• Achieve organizational and commercial launch preparation and China product revenue and market access goals	10%	15%	15%
Finance/Strategy
• Attain various corporate financial, capital raising and strategic objectives	10%	15%	15%
Manufacturing
• Achieve various organizational and operational goals	20%	30%	26%
Research
• Achieve stated research objectives	5%	7.5%	6%
Total	100%	150%	133%

        The Compensation Committee determined actual achievement against the pre-defined company goals for 2018. Specifically, during 2018, we made significant progress on our clinical development and business goals, including the events which are summarized above under "2018 Business Highlights." In addition to our accomplishments during 2018, we have made further progress since the beginning of 2019, which is summarized above under "Recent 2019 Business Highlights."

        Based on our overall performance during 2018, our Compensation Committee determined that our corporate performance should be scored at 133% of target based on our Company's extraordinary performance during the year.

        In determining each named executive officer's 2018 annual cash bonus, our Compensation Committee also considered individual performance in addition to the Company's performance. Accordingly, our Compensation Committee determined that Dr. Wu achieved 150% of target and Dr. Huang achieved 125% of target for individual performance. Based on the recommendation of our Compensation Committee, our Board of Directors determined that Mr. Oyler achieved 133% of target and Dr. Liang achieved 125% of target for individual performance.

Equity Awards

        Our equity award program is designed to:

  •
  reward demonstrated leadership and performance;

  •
  align our executive officers' interests with those of our shareholders;

  •
  retain our executive officers through the term of the awards;

  •
  maintain competitive levels of executive compensation; and

  •
  motivate our executive officers for outstanding future performance.

        The market for qualified and talented executives in the biopharmaceutical industry, particularly in oncology and in the locations where we operate, is highly competitive, and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of the executive compensation packages we offer.

        Historically, our equity awards have generally taken the form of share options, and beginning in September 2017, RSUs. We typically grant equity awards to each of our executive officers upon commencement of employment, annually in connection with our review of corporate and individual performance, in connection with a promotion, or as a special incentive.

        All equity awards to our executive officers are approved by our Compensation Committee and, other than equity awards to new hires, are typically granted by our Compensation Committee in the middle of the year. Equity awards for our Chief Executive Officer and Chief Financial Officer are reviewed and recommended by the Compensation Committee for approval by the Board of Directors. The size of equity awards varies among our executive officers based on their positions and annual performance assessments. In addition, our Compensation Committee reviews all components of the executive's compensation to ensure that his or her total compensation is aligned with our objectives. All share options granted to our executives have exercise prices equal to the fair market value of our ordinary shares on the date of grant, so that the recipient will not realize any value from his or her options unless our share price increases above the exercise price. Accordingly, this portion of our executive officers' compensation is at risk and is directly aligned with shareholder value creation.

        In addition, equity grants to our executive officers typically vest over four years, which we believe provides an incentive to our executives to add value to the Company over the long term and to remain with our Company. Typically, the share options we grant to our executives have a 10-year term and vest as to 25% of the shares on the first anniversary of the grant date and then in equal monthly installments thereafter until the fourth anniversary of such date. Vesting of option grants to employees ceases upon termination of employment and exercise rights on vested options typically cease three months following termination of employment, except in the case of death or disability. Prior to the exercise of an option, the holder of a share option does not have any rights as a shareholder with respect to the shares subject to that option, including voting rights or the right to receive dividends or dividend equivalents. RSUs generally vest in equal annual installments over four years. As part of the ongoing review of our compensation strategy and practices, the Compensation Committee determines the appropriate mix of the type of equity awards, based in part on recommendations from our compensation consultant. The Compensation Committee believes that this deliberate mix of equity ensures that wealth creation remains tied to share performance (via share options) and promotes retention (through RSUs). The Compensation Committee may adjust the mix of award types or approve different award types as part of the Company's overall compensation strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the Compensation Committee's assessment of the total compensation package being offered.

        In connection with the annual review of each executive officer's performance, in June 2018, our Board of Directors/Compensation Committee approved annual equity incentive awards for our named executive officers (except for Dr. Wu, our General Manager of China and President) serving at that time. There was no annual equity incentive award granted to Dr. Wu in 2018 because he had only recently joined our Company and had received equity awards in connection with the commencement of his employment. The annual equity incentive awards granted in June 2018 to our named executive officers serving at that time are set forth in the table below:

Name	Option Award (# Ordinary Shares)	Grant Date Fair Value (US$)	Exercise Price per Ordinary Share for Option Award (US$)	RSU Award (# Ordinary Shares)	Grant Date Fair Value (US$)
John V. Oyler	1,310,088	9,291,930	12.34	188,266	2,322,913
Xiaobin Wu	—	—	—	—	—
Howard Liang	364,208	2,583,182	12.34	52,338	645,770
Jane Huang	310,180	2,199,983	12.34	44,564	549,851
Amy Peterson	310,180	2,199,983	12.34	44,564	549,851

        Annual equity awards for 2018 were granted in a ratio of 80% stock options and 20% RSUs. The strong emphasis on options, which only deliver value if the share price increases, aligns the interests of our executive officers with our shareholders.

        In addition, as disclosed in last year's proxy statement on April 30, 2018, based on the recommendation of the Compensation Committee, the Board of Directors granted a one-time, special equity award to our Chief Executive Officer in recognition of his extraordinary leadership and our achievements in 2017 and 2018 to date. This was a transformational period for our Company. During this period, under Mr. Oyler's exceptional leadership, we made significant progress on our clinical development and business goals, including:

  •
  significantly expanded our global operations, from a team of 300 employees to a team of over 1,000 employees;

  •
  recruited Dr. Xiaobin Wu, who was Country Manager of Pfizer China, to join BeiGene as our General Manager in China and President of the Company;

  •
  entered into a strategic collaboration with Celgene in July 2017 that transformed our business into a commercial stage company in China, which ended up generating US$130.9 million in net product revenue for the year ended December 31, 2018 and provided meaningful capital and a strong partner to help advance our anti-PD-1 inhibitor, tislelizumab in late-stage clinical trials;

  •
  delivered TSR of 459% for the period from January 1, 2017 through April 30, 2018, compared to 17% for the NASDAQ Biotechnology Index (NBI) and 47% for the SPDR® S&P® Biotech ETF (XBI);

  •
  advanced three drug candidates into pivotal trails with routes to approval in China and the United States, including:

  •
  completed enrollment in a pivotal Phase 2 trial of zanubrutinib in China in patients with CLL and SLL, a pivotal Phase 2 trial of zanubrutinib in China in patients with R/R MCL, and a pivotal Phase 2 trial of tislelizumab in China in patients with relapsed/refractory classical Hodgkin's lymphoma; and

  •
  initiated a global Phase 3 trial of zanubrutinib compared to bendamustine and rituximab in treatment-naïve patients with CLL/SLL, a global pivotal Phase 2 trial of zanubrutinib in combination with GAZYVA® (obinutuzumab) in patients with relapsed or refractory follicular lymphoma, a pivotal Phase 2 trial of zanubrutinib in China in patients with WM, a global Phase 3 trial of zanubrutinib compared to ibrutinib in patients with WM, a global Phase 3 trial of tislelizumab as a second- or third-line treatment for patients with advanced lung cancer, a global Phase 3 trial of tislelizumab in patients with previously untreated advanced HCC, a global Phase 3 trial of tislelizumab in patients with advanced unresectable or metastatic esophageal squamous cell carcinoma, a pivotal Phase 2 trial of tislelizumab in China in patients with previously treated advanced HCC, a global Phase 2 trial of tislelizumab in patients with relapsed or refractory mature T-and NK-cell lymphomas and a pivotal Phase 2 trial of pamiparib in China in patients with advanced ovarian cancer;

  •
  launched VIDAZA® (azacitidine for injection) in China for patients with Intermediate-2 / High-risk MDS, AML with 20-30% bone marrow blasts and CMML;

  •
  secured approval for REVLIMID® (lenalidomide) by the NMPA for the treatment of MM in combination with dexamethasone in adult patients with previously untreated MM who are not eligible for transplant

  •
  established a joint venture with the Guangzhou Development District to build a commercial biologics manufacturing facility in Guangzhou, China;

  •
  entered into an exclusive license agreement with Mirati for the development, manufacturing and commercialization of Mirati's sitravatinib, an investigational tyrosine kinase inhibitor, in Asia (excluding Japan), Australia and New Zealand;

  •
  entered into a commercial supply agreement for tislelizumab with Boehringer Ingelheim; and

  •
  completed two underwritten public offerings in which we raised $946.5 million in net proceeds.

        Specifically, Mr. Oyler was granted US$15.0 million in long-term incentive awards, US$7.5 million of which was in the form of share options and US$7.5 million of which was in the form of time-vested RSUs. The vesting of the awards is consistent with our standard practice for awards granted to ongoing employees. The options have a 10-year term and vest as to 25% of the shares on the first anniversary of the grant date and then in equal monthly installments thereafter until the fourth anniversary of the grant date. The RSUs vest in equal annual installments over four years. The equity award to Mr. Oyler in April 2018 was a one-time, special award and was not part of his annual compensation. The Compensation Committee does not expect to grant him additional special equity awards in 2019.

        In connection with the commencement of Dr. Wu's employment with us, he received US$20 million in long-term incentive awards, US$5 million of which was in the form of share options and US$15 million of which was in the form of time-vested RSUs. The options vest over a five-year period, with 20% of the shares subject to the option becoming exercisable on the first anniversary of the grant date, and the balance becoming exercisable in 48 successive equal monthly installments, subject to Dr. Wu's continued service. The RSUs will vest in equal installments over five years from the grant date, subject to Dr. Wu's continued service. A portion of the equity awards was a buy-out from his compensation arrangements at his previous employer and the rest was an inducement for him to join our Company.

        The equity awards granted to our named executive officers during 2018 and the grant date fair value of those awards determined in accordance with Financial Accounting Standards Board ("FASB"), Accounting Standards Codification, or ASC, Topic 718, are shown in the 2018 Grants of Plan-Based Awards table below.

Insider Trading Policy and Hedging Policy

        Our insider trading policy expressly prohibits short sales by our named executive officers, directors and specified other employees. Unless such transaction has been approved by the insider trading compliance officer or the Audit Committee, our insider trading policy expressly prohibits derivative transactions of our shares by our named executive officers, directors and specified other employees, including purchases or sales of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities; or other hedging transactions with respect to the Company's securities. In addition, our insider trading policy expressly prohibits our named executive officers, directors and specified other employees from using the Company's securities as collateral in a margin account. No named executive officers, directors and specified other employees may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the insider trading compliance officer or the Audit Committee.

Share Ownership Guidelines

        In February 2019, our Compensation Committee adopted share ownership guidelines applicable to our non-employee directors and our executive officers, including our Chief Executive Officer, to further align the interests of the leadership of our Company with those of our shareholders. The equity ownership guidelines are as follows: our Chief Executive Officer must hold equity worth at least six times his annual base salary; our President must hold equity worth at least three times his annual based salary; each of our other executive officers must hold equity worth at least one times his or her base salary; and each of our non-employee directors must hold equity worth at least five times the annual board cash retainer. Covered individuals and newly appointed or elected persons have five years to achieve the guideline. The following forms of equity count toward the ownership guideline: shares owned outright, shares beneficially owned, shares held by an entity of which a director is a partner, officer or employee, shares underlying vested RSUs that are held or deferred, and 50% of unvested RSUs and vested but unexercised "in-the-money" share options.

Benefits and Other Compensation

        Other compensation to our executives consists primarily of broad-based benefits that we provide to all full-time employees (which may vary based on the location of employment), including health insurance, life and disability insurance, dental insurance, and retirement benefits.

        In addition, our full-time employees in the People's Republic of China ("PRC"), including one of our named executive officers, participate in a government mandated defined contribution plan, pursuant to which pension benefits, medical care, an employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that our PRC subsidiaries make contributions to the government for these benefits based on percentages of the employees' salaries.

        Our U.S. subsidiary maintains a 401(k) retirement plan for all of its full-time employees in the United States, including some of our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Pursuant to the 401(k) plan, participants will be able to elect to defer their current compensation by up to the statutorily prescribed annual limit (which was US$18,500 in 2018), with additional salary deferral amounts not to exceed US$6,000 available to participants beginning in the year they become 50 years of age. Our U.S. subsidiary matches 50% of employee contributions, limited to the first 6% of compensation.

        In 2018, we adopted our Second Amended and Restated 2018 Employee Share Purchase Plan ("2018 ESPP"), pursuant to which our employees, including our named executive officers, have an opportunity to purchase our ordinary shares (including in the form of ADSs) at a discount on a tax-qualified basis through payroll deductions. The 2018 ESPP is designed to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The purpose of the 2018 ESPP is to encourage our employees, including our named executive officers, to become our shareholders and better align their interests with those of our other shareholders. Our Chief Executive Officer is not eligible to participate in the 2018 ESPP because he owns more than 5% of our outstanding shares.

        We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes, as disclosed in this Proxy Statement. For example, we provide tax equalization and reimbursement for tax preparation services for some of our executive officers due to the complexity of the international tax regime. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.

Rule 10b5-1 Plans

        Our policy governing transactions in our securities by directors, officers and employees permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our Company.

2019 Compensation for Our Named Executive Officers

Base Salary

        In February 2019, our Compensation Committee and/or Board of Directors approved merit increases in base salary for each of our named executive officers serving at that time, based upon the Company's and individual's performance in 2018 and in comparison to the base salary of similar executive officers in our 2019 peer group. The table below sets forth the adjustments to base salary, in dollars and as a percentage, for each of our named executive officers serving in February 2019:

	Base Salary
Name	2018 (US$)		2019 (US$)		Increase (%)
John V. Oyler	650,000		675,000		3.8%
Xiaobin Wu	567,408	(1)	608,116	(1)	7.2%
Howard Liang	425,000		435,000		2.4%
Jane Huang	425,000		435,000		2.4%

(1)
RMB amount is translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.1513 in 2018.

Annual Non-Equity Incentive Compensation

        In March 2019, based on the recommendation of our Compensation Committee, our Board of Directors approved our annual cash incentive program for 2019, which is structured similar to our 2018 annual cash incentive program described above.

Equity Granting Practices

Delegation to Our Chief Executive Officer and/or Chief Financial Officer

        Currently, all of our employees, including our named executive officers, are eligible to participate in our Second Amended and Restated 2016 Share Option and Incentive Plan (the "2016 Plan"). All new full-time employees are granted share options and/or RSUs when they start employment and all continuing employees are eligible for share option and/or RSU awards on an annual basis based on performance and upon promotions to positions of greater responsibility. Our Compensation Committee has delegated to Mr. Oyler, our Chief Executive Officer, and/or Dr. Liang, our Chief Financial Officer and Chief Strategy Officer, the authority to make equity awards under our 2016 Plan to new hires and in connection with promotions and with our annual incentive program, in each case other than to employees with a title of senior vice president or above or who are subject to Section 16 of the Exchange Act. The value of shares underlying share options and the value of RSUs either of them may grant to any one individual must be within a range based on job title specifically set by our Compensation Committee for these awards, and the aggregate number of shares underlying share options and the number of RSUs either of them may grant within a period must be within specified limits set by our Compensation Committee for these awards. The exercise price of share options must be equal to the higher of 1/13th of the closing price of our ADSs on the NASDAQ Global Market on the date of grant and the average closing price of the five business days prior to the date of grant. With respect to share option awards and RSUs to new hires other than the employees with a title of senior vice president or above, Mr. Oyler or Dr. Liang are authorized to approve the award in connection with such hire and provide that the award is generally to be granted on the last trading day of the calendar month following the employee's start date. With respect to share option and RSU awards made in connection with promotions other than of employees with a title of senior vice president or above, Mr. Oyler or Dr. Liang are authorized to approve the award in connection with such promotion. We are required to maintain a list of share options and RSUs granted pursuant to this delegated authority and periodically report to our Compensation Committee such awards.

Compensation Risk Assessment

        We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

        The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

        Our Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based upon such review and discussion, our Compensation Committee recommended to our Board of Directors that such section be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019.

THE COMPENSATION COMMITTEE
Qingqing Yi (Chairperson) Timothy Chen Ranjeev Krishana

Summary Compensation Table

        The following table presents information regarding the total compensation awarded to, earned by, and paid during the fiscal years ended December 31, 2018, 2017 and 2016, to each of our named executive officers.

Name and Principal Position	Year	Salary (US$)		Bonus (US$)		Share Awards (US$)(1)	Option Awards (US$)(1)	Non-Equity Incentive Plan Compensation (US$)		All Other Compensation (US$)		Total
John V. Oyler	2018	650,000	(2)	—		9,822,758	16,791,861	561,925	(3)	69,275	(2)(4)	27,895,819
Founder, Chief	2017	515,041	(5)	600,000	(6)	3,963,131	5,152,879			60,474		10,291,525
Executive Officer and Chairman	2016	350,004	(7)	320,000	(8)	—	3,963,960			7,952		4,641,916
Xiaobin Wu	2018	380,944	(2)(9)	—		14,999,860	5,767,876	261,956	(3)	138,483	(10)	21,549,119
General Manager of China and President
Howard Liang	2018	425,000		—		645,770	2,583,182	278,375	(3)	8,250	(11)	3,940,577
Chief Financial Officer	2017	380,000		218,400	(6)	—	3,017,750			8,100		3,624,251
and Chief Strategy Officer	2016	350,001		182,001	(8)	—	3,392,840			7,875		3,932,717
Jane Huang	2018	425,000		—		549,851	2,199,983	278,375	(3)	8,250	(11)	3,461,459
Chief Medical Officer	2017	400,000		224,000	(8)	—	2,391,158			8,100		3,023,258
Hematology
Amy Peterson	2018	425,000		—		549,851	2,199,983	212,500	(3)	8,250	(11)	3,395,584
Chief Medical Officer	2017	400,000		224,000	(8)	—	2,478,255			8,100		3,110,355
Immuno-oncology

(1)
Amounts represent the aggregate fair value on the grant date of share awards, option awards and RSUs granted to our named executive officers in 2018, 2017 and 2016 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2018. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(2)
Payment in RMB was translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.1513 in 2018.

(3)
Represents 2018 performance-based cash incentive bonuses approved by the Compensation Committee or the Board of Directors, as applicable, and paid in 2019.

(4)
Consists of US$13,770 in employer-paid health insurance premiums, US$40,505 attributable to the use of a company car, and US$15,000 in personal tax preparation services paid by the employer. Mr. Oyler's employment agreement also provides for tax equalization if applicable, although no payment was made in 2018 or 2017.

(5)
Payment in RMB was translated into U.S. dollars based on the noon buying rate of the Federal Reserve Bank of New York for RMB of ¥1.00=US$0.1537 at December 30, 2017.

(6)
Represents 2017 performance-based cash bonuses approved by the Compensation Committee or the Board of Directors, as applicable, and paid in 2018.

(7)
Payment in RMB was translated into U.S. dollars based on the noon buying rate of the Federal Reserve Bank of New York for RMB of ¥1.00=US$0.1440 at December 30, 2016.

(8)
Represents 2016 performance-based cash bonuses approved by the Compensation Committee or the Board of Directors, as applicable, and paid in 2017.

(9)
Dr. Wu joined the Company in April 2018. Accordingly, Dr. Wu's 2018 salary was prorated to reflect his partial year of employment.

(10)
Consists of US$5,350 in employer-paid health insurance premiums and US$133,133 attributable to an automobile and housing allowance.

(11)
Amount reflects matching contributions under our 401(k) plan.

Grants of Plan-Based Awards

        The following table presents information regarding grants of plan-based awards during the fiscal year ended December 31, 2018, to each of our named executive officers.

Name	Grant Date	Target (US$)		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1) Threshold (US$)	Maximum (US$)		All Other Share Awards: Number of Shares or Units (#Ordinary Shares)(2)	All Other Option Awards: Number of Securities Underlying Options (#Ordinary Shares)(3)	Exercise or Base Price of Shares and Option Awards (US$/share)(4)	Grant Date Fair Value of Share and Option Awards (US$)(5)
John V. Oyler		422,500		—	633,750
	4/30/2018						574,938			7,499,845
	4/30/2018							966,801	13.04	7,499,931
	6/26/2018						188,266			2,322,913
	6/26/2018							1,310,088	12.34	9,291,930
Xiaobin Wu		190,472	(6)	—	285,708	(6)
	4/30/2018						1,149,889			14,999,860
	4/30/2018							766,599	13.04	5,767,876
Howard Liang		212,500		—	318,750
	6/26/2018						52,338			645,770
	6/26/2018							364,208	12.34	2,583,182
Jane Huang		212,500		—	318,750
	6/26/2018						44,564			549,851
	6/26/2018							310,180	12.34	2,199,983
Amy Peterson		212,500		—	318,750
	6/26/2018						44,564			549,851
	6/26/2018							310,180	12.34	2,199,983

(1)
Non-equity incentive plan awards consist of performance-based cash bonuses earned based on achievement of pre-determined performance criteria during fiscal year 2018. The 2018 cash incentive bonus determinations are described in more detail above under the heading "Annual Non-Equity Incentive Program."

(2)
RSUs are subject to time-based vesting criteria established by the Board of Directors or the Compensation Committee, as applicable, and are described in the footnotes to the Outstanding Equity Awards at December 31, 2018 table below.

(3)
Share options are subject to time-based vesting criteria established by the Board of Directors or the Compensation Committee, as applicable, and are described in the footnotes to the Outstanding Equity Awards at December 31, 2018 table below.

(4)
The exercise price of these share options is equal to 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on the grant date.

(5)
Amounts represent the aggregate fair value on the grant date of option awards and RSUs granted to our named executive officers in 2018 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2018. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(6)
Dr. Wu joined the Company in April 2018. Accordingly, Dr. Wu's 2018 award opportunity was prorated to reflect his partial year of employment. RMB amount is translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.1513 in 2018.

Outstanding Equity Awards at December 31, 2018

        The following table summarizes, for each of our named executive officers, the number of ordinary shares underlying outstanding options, restricted share awards and RSUs held as of December 31, 2018.

	Option Awards(1)						Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#Ordinary Shares) Exercisable	Number of Securities Underlying Unexercised Options (#Ordinary Shares) Unexercisable		Option Exercise Price (US$)	Option Expiration Date	Number of Shares That Have Not Vested (#Ordinary Shares)		Market Value of Shares or Units of Stock That Have Not Vested (US$)(2)
John V. Oyler	7/19/2015	7,790,332	3,610,168	(3)	0.50	7/19/2025
	7/13/2016	1,237,027	810,473		2.84	11/15/2026
	6/30/2017	350,624	584,376		7.70	9/26/2027
	6/30/2017						386,250	(4)	4,167,638
	4/30/2018	—	996,801		13.04	4/29/2028
	4/30/2018						574,938	(4)	6,203,581
	6/26/2018	—	1,310,088		12.34	6/25/2028
	6/26/2018						188,266	(4)	2,031,390
Xiaobin Wu	4/30/2018	—	766,599	(3)	13.04	4/29/2028
	4/30/2018						1,149,889	(5)	12,407,302
Howard Liang	7/15/2015	3,730,407	714,593		0.50	7/1/2025
	7/13/2016	1,058,795	693,705		2.84	11/15/2026
	6/29/2017	468,746	781,254		3.46	6/28/2027
	6/26/2018	—	364,208		12.34	6/25/2028
	6/26/2018						52,338	(6)	564,727
Jane Huang	9/2/2016						150,000	(6)	1,618,500
	9/2/2016	715,990	612,510		2.27	9/1/2026
	6/27/2017	367,672	612,793		3.49	6/26/2027
	6/26/2018	—	310,180		12.34	6/25/2028
	6/26/2018						44,564	(4)	480,846
Amy Peterson	8/22/2016						150,000	(6)	1,618,500
	8/22/2016	153,328	666,672		2.24	8/21/2026
	6/27/2017	381,064	635,114		3.49	6/26/2027
	6/26/2018	—	310,180		12.34	6/25/2028
	6/26/2018						44,564	(4)	480,846

(1)
Unless otherwise set forth below, 25% of the ordinary shares subject to each option becomes exercisable on the first anniversary of the vesting commencement date, and the balance becomes exercisable in 36 successive equal monthly installments thereafter, subject to continued employment. The exercisability of each option will be accelerated upon a change in control and/or certain termination events.

(2)
Based on a price of US$10.79 per ordinary share, which was the closing price of the Company's ADSs on the NASDAQ Global Select Market on December 31, 2018, divided by 13 (i.e., on an as-converted to ordinary share basis).

(3)
20% of the ordinary shares subject to this option became exercisable on the first anniversary of the vesting commencement date, and the balance becomes exercisable in 48 successive equal monthly installments, subject to continued service. The exercisability of each option will be accelerated upon a change in control and/or certain termination events.

(4)
25% of the ordinary shares subject to this RSU award vest on each anniversary of the vesting commencement date, subject to continued service. Unvested RSUs are subject to accelerated vesting upon a change in control and/or certain termination events.

(5)
20% of the ordinary shares subject to this RSU award vest on each anniversary of the vesting commencement date, subject to continued service. Unvested RSUs are subject to accelerated vesting upon a change in control and/or certain termination events.

(6)
25% of ordinary shares subject to this restricted share award vest on the first anniversary of the vesting commencement date, with the remaining shares vesting in three equal successive annual installments thereafter, subject to continued service. The vesting of this restricted share award will be accelerated upon certain termination events following a change in control.

Options Exercised and Shares Vested

        The following table sets forth, for each of our named executive officers, information with respect to the exercise of share options and the vesting of restricted share awards or RSUs during the year ended December 31, 2018.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#Ordinary Shares)	Value Realized on Exercise (US$)(1)	Number of Shares Acquired on Vesting (#Ordinary Shares)	Value Realized on Vesting (US$)(2)
John V. Oyler	—	—	128,750	1,522,388
Xiaobin Wu	—	—	—	—
Howard Liang	455,000	5,375,855	—	—
Jane Huang	39,000	330,280	75,000	1,024,212
Amy Peterson	780,000	5,735,626	75,000	969,058

(1)
Value realized on exercise of share option awards does not represent proceeds from any sale of any ordinary shares acquired upon exercise, but is determined by multiplying the number of shares acquired upon exercise by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market at each time of exercise.

(2)
The value realized on vesting is based on 1/13 of the closing market price per share of our ADSs on the NASDAQ Global Select Market on the vesting date, multiplied by the number of restricted shares or RSUs that vested.

Employment Agreements with Our Named Executive Officers

        We have entered into employment agreements with each of our named executive officers.

        Mr. John V. Oyler and our Company and certain of our subsidiaries entered into employment agreements with John V. Oyler on April 25, 2017, pursuant to which Mr. Oyler serves as our Chief Executive Officer. Mr. Oyler currently receives a base salary of US$675,000, which is subject to review and adjustment in accordance with our Company's policy. Mr. Oyler's base salary is allocated between us and certain of our subsidiaries. Mr. Oyler is eligible for an annual cash merit bonus, with a current target level of 65% of his base salary, based on performance as recommended by our Compensation Committee and determined by our Board of Directors. Mr. Oyler's employment agreements also provide for certain transportation and international travel benefits and tax equalization payments. His employment agreements have an initial three-year term and automatically renew for additional one-year terms unless either party provides written notice of nonrenewal. Mr. Oyler's employment can be terminated at will by either party. Upon termination of Mr. Oyler's employment for any reason, we will pay (i) accrued but unpaid base salary during the final payroll period of employment; (ii) unpaid vacation time; (iii) unpaid annual bonus from the previous calendar year; and (iv) any business expenses incurred, documented and substantiated but not yet reimbursed (collectively, the "Final Compensation"). If Mr. Oyler's employment is terminated by us other than for "cause" (as defined in his employment agreements) or if Mr. Oyler terminates his employment for "good reason" (as defined in his employment agreements), Mr. Oyler is entitled to (i) the Final Compensation, (ii) a lump sum equal to the base salary divided by 12, then multiplied by the Severance Period (as defined below), (iii) the post-termination bonus calculated based on the target bonus for the year and the number of days passed through the date of termination, (iv) a US$20,000 one-time bonus and (v) acceleration of the vesting schedule of his equity grants by 20 months. The "Severance Period" is 20 months; provided that if Mr. Oyler's employment is terminated without cause or for good reason during the initial three-year term, the Severance Period will be the greater of 20 months or the number of the months remaining in the initial three-year term; provided further that if Mr. Oyler's employment terminates during the 12-month period following a "change in control" (as defined in his employment agreements), then the Severance Period will be 24 months. His employment agreement provides that all unvested equity awards will immediately vest upon a "change in control." Mr. Oyler's employment agreements also prohibit Mr. Oyler from engaging in certain competitive and solicitation activities during his employment and for 18 months after the termination of his employment.

        Dr. Xiaobin Wu, Ph.D. and our subsidiary BeiGene Beijing Co., Ltd. entered into an executive employment agreement, effective as of April 30, 2018. Under the executive employment agreement, Dr. Wu currently receives a base salary of RMB 4,019,040, subject to regular review and adjustment by the Compensation Committee. Dr. Wu is eligible for an annual cash merit bonus, with a current target level of 50% of his base salary, based on performance as determined by our Compensation Committee. In addition, Dr. Wu's executive employment agreement provides for reimbursement of tax advisory and preparation services and an annual allowance of RMB 950,000 to cover the leasing of an automobile and the costs of housing in the PRC.

        In connection with the commencement of his employment, Dr. Wu received an initial option to purchase 766,599 ordinary shares vesting over five years. Dr. Wu also received an initial award of RSUs for 1,149,899 ordinary shares vesting in equal installments over five years. In addition, Dr. Wu is eligible to receive an annual grant of equity targeted at US$1,000,000 each year, subject to vesting over five years, consisting of share options, RSUs or such other form of grant as provided to (and in the same proportion as) Mr. Oyler.

        Dr. Wu's employment has no specified term and can be terminated at will by either party. Dr. Wu's employment may be terminated by the Company without "cause" (as defined in the executive employment agreement), and if so he would receive his base salary and health and dental insurance payments during an 18-month severance period and other benefits including acceleration of the vesting of his initial option grant and initial RSU award by 18 months (or full acceleration of the vesting of his initial option grant and initial RSU award and any subsequent option and RSU awards if such termination occurs within 12 months following a "change in control" (as defined in the executive employment agreement)), unless Dr. Wu breaches his confidentiality, non-competition or non-solicitation obligations. Dr. Wu may terminate his employment with "good reason" (as defined in the executive employment agreement) upon 30 days' written notice received within 60 days of the occurrence of the event. If the Company does not cure the action identified in Dr. Wu's notice, he is entitled to the same benefits as if the Company terminated his employment without cause, subject to his execution of a release of claims and unless he breaches his confidentiality, non-competition or non-solicitation obligations. To the fullest extent permitted by PRC law, the Company may also terminate Dr. Wu's employment for cause in certain cases upon 30 days' written notice. Dr. Wu may also terminate his employment without good reason upon 90 days' written notice, in either case, in which case he would then only be entitled to receive certain accrued obligations.

        Dr. Howard Liang, Ph.D. and our Company entered into an employment agreement on July 13, 2015 for the position of Chief Financial Officer and Chief Strategy Officer. Dr. Liang currently receives a base salary of US$435,000, which is subject to review and adjustment in accordance with our Company's policy. Dr. Liang's current annual merit bonus target is 50% of his base salary, based on performance as determined by our Compensation Committee. Dr. Liang was granted an initial option to purchase up to 4,900,000 ordinary shares, which vests over four years. Dr. Liang's employment has no specified term, but can be terminated at will by either party. Dr. Liang's employment may be terminated by us without "cause" (as defined in his employment agreement), and if so he would receive his base salary and health and dental insurance payments during a nine-month severance period and other benefits including acceleration of the vesting of his initial option grant by six months, unless Dr. Liang breaches his confidentiality obligations. Dr. Liang may terminate his employment with "good reason" (as defined in his employment agreement) upon 30 days' written notice received within 60 days of the occurrence of the event. If we do not cure the action identified in Dr. Liang's notice, he is entitled to the same benefits as if we terminated his employment without cause, subject to his execution of a release of claims and unless he breaches his confidentiality obligations. We may also terminate Dr. Liang's employment for cause, in certain cases upon 30 days' written notice, and Dr. Liang may also terminate his employment without good reason upon 90 days' written notice, in either case, in which he would then only be entitled to receive certain accrued obligations. In the event of a "sale event" (as defined in his employment agreement), all of Dr. Liang's unvested options and other equity awards granted to him during his employment with us will accelerate and vest in full.

        Dr. Jane Huang, M.D. and our Company entered into an employment agreement on August 19, 2016 for the position of Chief Medical Officer, Hematology. Dr. Huang currently receives a base salary of US$435,000, which is subject to review and adjustment in accordance with our Company's policy. Dr. Huang's current annual merit bonus target is 50% of her base salary, based on performance as determined by our Compensation Committee. Dr. Huang was granted an initial option to purchase up to 1,400,000 ordinary shares, which vests over four years. In connection with the commencement of her employment, Dr. Huang was also granted 300,000 restricted shares, which vest in equal installments annually over a four-year period. Dr. Huang's employment has no specified term, but can be terminated at will by either party. Dr. Huang's employment may be terminated by us without "cause" (as defined in her employment agreement), and if so she would receive her base salary and health and dental insurance payments during a 12-month severance period and other benefits including acceleration of the vesting of her initial option grant by 24 months (or full acceleration of the vesting of her initial and any subsequent option and restricted share grants if such termination occurs within 12 months following a "change in control" (as defined in her employment agreement)), unless Dr. Huang breaches her confidentiality obligations. Dr. Huang may terminate her employment with "good reason" (as defined in her employment agreement) upon 30 days' written notice received within 60 days of the occurrence of the event. If we do not cure the action identified in Dr. Huang's notice, she is entitled to the same benefits as if we terminated her employment without cause, subject to her execution of a release of claims and unless she breaches her confidentiality obligations. We may also terminate Dr. Huang's employment for cause, in certain cases upon 30 days' written notice, and Dr. Huang may also terminate her employment without good reason upon 90 days' written notice, in either case, in which she would then only be entitled to receive certain accrued obligations.

        Dr. Amy Peterson, M.D. and our Company entered into an employment agreement on August 8, 2016 for the position of Chief Medical Officer, Immuno-Oncology. Dr. Peterson is no longer with the Company. Prior to her departure in early 2019, Dr. Peterson received a base salary of US$425,000. Dr. Peterson's annual merit bonus target was 50% of her base salary, based on performance as determined by our Compensation Committee. Dr. Peterson was granted an initial option to purchase up to 1,600,000 ordinary shares, which vested over four years. In connection with her commencement of employment, Dr. Peterson was also granted 300,000 restricted shares, which vested in equal installments annually over a four-year period. Dr. Peterson's employment has no specified term, but can be terminated at will by either party. Dr. Peterson's employment may be terminated by us without "cause" (as defined in her employment agreement), and if so she would receive her base salary and health and dental insurance payments during a 12-month severance period and other benefits including acceleration of the vesting of her initial option grant by 24 months (or full acceleration of the vesting of her initial and any subsequent option and restricted share grants if such termination occurs within 12 months following a "change in control" (as defined in her employment agreement)), unless Dr. Peterson breaches her confidentiality obligations. Dr. Peterson may terminate her employment with "good reason" (as defined in her employment agreement) upon 30 days' written notice received within 60 days of the occurrence of the event. If we do not cure the action identified in Dr. Peterson's notice, she is entitled to the same benefits as if we terminated her employment without cause, subject to her execution of a release of claims and unless she breaches her confidentiality obligations. We may also terminate Dr. Peterson's employment for cause, in certain cases upon 30 days' written notice, and Dr. Peterson may also terminate her employment without good reason upon 90 days' written notice, in either case, in which she would then only be entitled to receive certain accrued obligations. In connection with the termination of her employment, Dr. Peterson received severance payments and benefits consistent with the terms in her employment agreement.

Estimated Payments and Benefits Upon Termination or Change of Control

        The amount of compensation and benefits payable to each of our named executive officers who were employed on December 31, 2018 in various termination and change in control situations has been estimated in the tables below. The value of the equity vesting acceleration was calculated in each of the tables below based on the assumption that the change in control and executive's employment termination occurred on December 31, 2018, the last business day of the fiscal year ended December 31, 2018. The closing price of the Company's ADSs on the NASDAQ Global Select Market as of December 31, 2018, the last trading day of 2018, was US$140.26. A price of US$10.79 per ordinary share, which was the ADS closing price divided by 13 (i.e., on an as-converted to ordinary share basis), was used as the value of the Company's ADSs in the change in control or the employment termination calculations. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 31, 2018, by the difference between the closing price of the Company's ordinary shares as of December 31, 2018, and the exercise price for such unvested option shares. The value of restricted share or RSU vesting acceleration was calculated by multiplying the number of unvested restricted shares or RSUs subject to vesting acceleration as of December 31, 2018, by the closing price of the Company's ordinary shares as of December 31, 2018.

Mr. John V. Oyler

        The following table describes the potential payments and benefits upon employment termination or change of control for Mr. Oyler, our Founder, Chief Executive Officer and Chairman, as if his employment terminated as of December 31, 2018, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)		Change in Control (US$)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	1,083,333	(1)	—		1,300,000	(7)
Cash incentive bonus	442,500	(2)	—		340,000	(2)
Share options unvested and accelerated	44,795,691	(3)	45,397,611	(5)	45,397,611	(5)
RSU awards unvested and accelerated	6,895,630	(4)	12,402,609	(6)	12,402,609	(6)
Total	53,217,154		57,800,220		59,440,220

(1)
Amount represents a lump sum payment equal to 20 months of Mr. Oyler's 2018 base salary.

(2)
Amount represents Mr. Oyler's 2018 target bonus plus a US$20,000 one-time bonus.

(3)
Value attributable to an additional 20 months of vesting of Mr. Oyler's then unvested options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(4)
Value attributable to an additional 20 months of vesting of Mr. Oyler's then unvested RSUs, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(5)
Value attributable to the acceleration of 100% of Mr. Oyler's then unvested options upon a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(6)
Value attributable to the acceleration of 100% of Mr. Oyler's then unvested RSUs upon a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(7)
Amount represents a lump sum payment equal to 24 months of Mr. Oyler's 2018 base salary.

Dr. Xiaobin Wu

        The following table describes the potential payments and benefits upon employment termination or change of control for Dr. Wu, our General Manager of China and President, as if his employment terminated as of December 31, 2018, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	839,040	(1)	839,040	(1)
Cash incentive bonus	—		—
Share options unvested and accelerated	—	(2)	—	(5)
RSU awards unvested and accelerated	4,962,753	(3)	12,407,302	(6)
Healthcare benefits	7,830	(4)	7,830	(4)
Total	5,809,623		13,254,172

(1)
Amount represents 18 months of Dr. Wu's 2018 base salary continuation.

(2)
Value attributable to an additional 18 months of vesting of Dr. Wu's then unvested initial options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(3)
Value attributable to an additional 18 months of vesting of Dr. Wu's then unvested initial RSUs, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(4)
Payment of the health and dental insurance premiums for Dr. Wu until the earlier of (a) 18 months following the date of termination, or (b) the end of his health continuation period.

(5)
Value attributable to the acceleration of 100% of Dr. Wu's then unvested options upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(6)
Value attributable to the acceleration of 100% of Dr. Wu's then unvested restricted share units upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

Dr. Howard Liang

        The following table describes the potential payments and benefits upon employment termination or change of control for Dr. Liang, our Chief Financial Officer and Chief Strategy Officer, as if his employment terminated as of December 31, 2018, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)		Change in Control (US$)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	318,750	(1)	—		318,750	(1)
Cash incentive bonus	—		—		—
Share options unvested and accelerated	6,302,604	(2)	18,602,521	(4)	18,602,521	(4)
RSU awards unvested and accelerated	—		564,727	(5)	564,727	(5)
Healthcare benefits	18,936	(3)	—		18,936	(3)
Total	6,640,290		19,167,248		19,504,934

(1)
Amount represents nine months of Dr. Liang's 2018 base salary continuation.

(2)
Value attributable to an additional six months of vesting of Dr. Liang's then unvested initial options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(3)
Payment of the COBRA health and dental insurance premiums for Dr. Liang until the earlier of (a) nine months following the date of termination, or (b) the end of his COBRA health continuation period.

(4)
Value attributable to the acceleration of 100% of Dr. Liang's then unvested options upon a sale event, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(5)
Value attributable to the acceleration of 100% of Dr. Liang's then unvested RSUs upon a sale event, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

Dr. Jane Huang

        The following table describes the potential payments and benefits upon employment termination for Dr. Huang, our Chief Medical Officer, Hematology, as if her employment terminated as of December 31, 2018, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	425,000	(1)	425,000	(1)
Cash incentive bonus	—		—
Share options unvested and accelerated	5,218,585	(2)	8,797,220	(4)
Restricted shares/RSU awards unvested and accelerated	—		2,099,346	(5)
Healthcare benefits	25,248	(3)	25,248	(3)
Total	5,668,833		11,346,814

(1)
Amount represents 12 months of Dr. Huang's 2018 base salary continuation.

(2)
Value attributable to an additional 24 months of vesting of Dr. Huang's then unvested initial option award, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(3)
Payment of the COBRA health and dental insurance premiums for Dr. Huang until the earlier of (a) 12 months following the date of termination, or (b) the end of her COBRA health continuation period.

(4)
Value attributable to the acceleration of 100% of Dr. Huang's then unvested options upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(5)
Value attributable to the acceleration of 100% of Dr. Huang's then unvested restricted shares and RSUs upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

Dr. Amy Peterson

        The following table describes the potential payments and benefits upon employment termination for Dr. Peterson, our former Chief Medical Officer, Immuno-Oncology, as if her employment terminated as of December 31, 2018, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	425,000	(1)	425,000	(1)
Cash incentive bonus	—		—
Share options unvested and accelerated	5,700,046	(2)	9,409,030	(4)
Restricted shares unvested and accelerated	—		2,099,346	(5)
Healthcare benefits	25,248	(3)	25,248	(3)
Total	6,150,294		11,958,624

(1)
Amount represents 12 months of Dr. Peterson's 2018 base salary continuation.

(2)
Value attributable to an additional 24 months of vesting of Dr. Peterson's then unvested initial option award, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(3)
Payment of the COBRA health and dental insurance premiums for Dr. Peterson until the earlier of (a) 12 months following the date of termination, or (b) the end of her COBRA health continuation period.

(4)
Value attributable to the acceleration of 100% of Dr. Peterson's then unvested options upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

(5)
Value attributable to the acceleration of 100% of Dr. Peterson's then unvested restricted shares and RSUs upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ Global Select Market on December 31, 2018.

CEO Pay Ratio

        Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the "CEO Pay Ratio"). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

  Measurement Date

        We identified the median employee using our employee population on November 1, 2018 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

  Consistently Applied Compensation Measure (CACM)

        Under the relevant rules, we are required to identify the median employee by use of a "consistently applied compensation measure" (CACM). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of November 1, 2018: (1) annual base pay, (2) annual target cash incentive opportunity, and (3)) the grant date fair value for equity awards granted in 2018. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of November 1,2018, and annualized the compensation values of individuals that joined our Company during 2018. We did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments.

  Methodology and Pay Ratio

        After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee's annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

        Our median employee compensation in 2018 as calculated using Summary Compensation Table requirements was US$95,217. Our Chief Executive Officer's compensation in 2018 as reported in the Summary Compensation Table was US$27,895,819. Therefore, our CEO Pay Ratio for 2018 is approximately 293:1. Excluding the one-time special equity award granted to our CEO in 2018 in the amount of $15.0 million in recognition of his extraordinary leadership and our achievements in 2017 and 2018 up to the date of the grant, the CEO's total compensation for 2018 would have been $12,896,043 and the CEO Pay Ratio for 2018 would have been approximately 135:1.

        This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Equity Compensation Plan Information

        The following table contains information about our equity compensation plans as of December 31, 2018.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#Ordinary Shares)		Weighted-average Exercise Price of Outstanding Option, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#Ordinary Shares)
Equity compensation plans approved by security holders	92,865,044	(1)	US$	4.34	65,245,023	(2)
Equity compensation plans not approved by security holders	37,320,055	(3)		0.46	8,240,322	(4)
Total	130,185,099			—	73,485,345

(1)
Reflects shares to be issued pursuant to outstanding awards under our 2016 Share Option and Incentive Plan, as amended (the "2016 Plan").

(2)
As of December 31, 2018, 57,889,708 ordinary shares were available for grant under the 2016 Plan and 7,355,315 ordinary shares were available for grant under our Second Amended and Restated 2018 Employee Share Purchase Plan (the "2018 ESPP"). As of December 31, 2018, 7,355,315 ordinary shares remained available for issuance under the 2018 ESPP and the number of shares issuable with respect to the current offering period was not determinable until the end of the period. The number of ordinary shares reserved for issuance under the 2016 Plan will be increased from time to time by the number of ordinary shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of any award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of ordinary shares, expire or otherwise terminated (other than by exercise) under our 2011 Option Plan, as amended (the "2011 Plan") and 2016 Plan.

(3)
Reflects (i) 18,359,710 ordinary shares to be issued pursuant to outstanding options under our 2011 Plan, (ii) 3,759,678 ordinary shares to be issued pursuant to outstanding options and RSUs under our 2018 Inducement Plan, and (iii) 15,200,667 ordinary shares to be issued pursuant to outstanding options granted outside of our equity incentive plans prior to our initial public offering on NASDAQ.

(4)
As of December 31, 2018, 8,240,322 ordinary shares were available for grant under the 2018 Inducement Plan.

 DIRECTOR COMPENSATION

        Our Board of Directors has adopted an independent director compensation policy that is part of a total compensation package that is designed to enable us to attract and retain, on a long-term basis, high caliber independent directors. Under the policy, all independent directors are paid cash compensation as set forth below:

Annual Retainer (US$)
Board of Directors:
All independent directors	50,000
Audit Committee:
Chairperson	22,500
Non-Chairperson members	10,000
Compensation Committee:
Chairperson	17,500
Non-Chairperson members	7,500
Nominating and Corporate Governance Committee:
Chairperson	12,500
Non-Chairperson members	5,000

        Under our Independent Director Compensation Policy, each independent director will be granted equity awards valued at US$300,000 in connection with their initial election or appointment to the Board of Directors, pro-rated for the portion of the year served leading up to the next annual meeting of shareholders, and annual equity awards valued at US$300,000 on the date of each annual meeting of shareholders. Each of the awards will consist of one-half share options and one-half RSUs, vesting on the earlier of the first anniversary of date of grant or the date of the next annual general meeting, and in full upon death, disability or the occurrence of specified events in connection with a change of control of the Company. The options will have an exercise price equal to the fair market value of the Company's ordinary shares on the date of grant, based on the higher of the closing ADS price on the NASDAQ Stock Market and the average closing price of the five business days prior to the date of grant, and both the options and RSUs will be granted under the 2016 Plan and forms of award agreements thereunder. In addition, under the terms of the 2016 Plan, the value of all equity awards and other cash compensation paid to each independent director for their service as an independent director may not exceed US$1,000,000 in any calendar year. We also reimburse all reasonable out-of-pocket expenses incurred by independent directors in attending board and committee meetings.

        We are currently evaluating our Independent Director Compensation Policy to potentially change the initial and annual equity grants to independent directors from a combination of share options and RSUs to entirely share options in order to be consistent with customary market practice of companies listed on the HKEx.

        In February 2019, our Compensation Committee adopted share ownership guidelines applicable to our non-employee directors, the terms of which are described above under "Share Ownership Guidelines."

  Director Compensation—2018

        The following table sets forth a summary of the compensation we paid to our directors during 2018. Other than as set forth in the table, in 2018, we did not pay any compensation, make any equity awards or non-equity awards or pay any other compensation to the members of our Board of Directors named in the table. Mr. Oyler, our Founder, Chief Executive Officer and Chairman, receives no compensation for his service as a director and, consequently, is not included in this table but is presented above in "Summary Compensation Table".

        Dr. Xiaodong Wang, our Co-Founder and Chair of our Scientific Advisory Board, also receives no compensation for his service as a director but receives compensation as a consultant, which is reflected in the table below. Dr. Wang's consulting services include leading our Scientific Advisory Board and providing short- and long-term strategic advice to our Company in his areas of expertise, participating in our leadership team meetings from time to time, and interacting with our key stakeholders on behalf of the Company. Through these and other contributions, Dr. Wang has helped us make significant progress on our research, development and business goals. For example, during 2018, Dr. Wang:

  •
  Provided strategic advice to our senior management team in the significant expansion of our global operations and employee base;

  •
  Worked closely with our Chief Executive Officer in the recruitment of Dr. Xiaobin Wu, who was Country Manager of Pfizer China, to join BeiGene as our General Manager in China and President of the Company;

  •
  Attended meetings of our research team and provided strategic advice on critical projects that help advance our discovery efforts and new product pipeline, including our most recent internally developed product candidates to enter into clinical development, BGB-A333, an investigational humanized monoclonal antibody against the immune checkpoint receptor ligand PD-L1; and BGB-A425, an investigational humanized monoclonal antibody against TIM-3;

  •
  Helped us to expand our research team to over 200 scientists at our R&D center in Beijing, China and provided strategic advice on our plans to further expand our facilities;

  •
  Helped us with the establishment and continued management of our joint venture with the Guangzhou Development District to build a commercial biologics manufacturing facility in Guangzhou, China;

  •
  Provided strategic advice on key regulatory filings, including our two NDAs in China for zanubrutinib and tislelizumab;

  •
  Supported our senior management team in the evaluation of business development opportunities, such as our license agreements with Mirati Therapeutics, Inc., MEI Pharma, Inc., SpringWorks Therapeutics and Zymeworks Inc.; and

  •
  Attended various investor meetings, including in connection with our global offering and listing on the HKEx in August 2018 in which we raised US$869.7 million in net proceeds.

        We believe that Dr. Wang's stature in the Chinese scientific and biotechnology communities provides us with significant intangible benefits and access to key stakeholders in our industry. His scientific expertise and knowledge of oncology research and development and the Chinese market are highly valuable to our Company, and his compensation is set to be in line with his major contributions to our Company that go far beyond his responsibilities and time commitment as a non-employee director.

Name(1)	Fees Earned or Paid in Cash (US$)	Option Awards (US$)(2)	Share Awards (US$)(2)	All Other Compensation (US$)	Total (US$)
Timothy Chen	62,500	149,922	149,869	—	362,291
Donald W. Glazer	58,750	149,922	149,869	—	358,541
Michael Goller	52,500	149,922	149,869	—	352,291
Ranjeev Krishana	55,000	149,922	149,869	—	354,791
Thomas Malley	68,750	149,922	149,869	—	368,541
Jing-Shyh (Sam) Su(3)	36,250	466,201	—	—	502,451
Xiaodong Wang(4)	—	—	—	6,057,500	6,057,500
Qingqing Yi	73,750	149,922	149,869	—	373,541

(1)
The total number of shares subject to options outstanding as of December 31, 2018 for the independent directors was: Mr. Chen: 648,056, Mr. Glazer: 217,425, Mr. Goller: 217,434, Mr. Krishana: 217, 434, Mr. Malley: 740,182, Mr. Su: 63,290 and Mr. Yi: 217, 434. The total number of shares subject to RSUs outstanding as of December 31, 2018 for the independent directors was: Mr. Chen: 9,290, Mr. Glazer: 9,290, Mr. Goller: 9,290, Mr. Krishana: 9,290, Mr. Malley: 9,290, Mr. Su: nil and Mr. Yi: 9,290.

(2)
Amounts represent the aggregate grant date fair value, including any incremental fair value, of options and RSUs granted to our directors in 2018 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these options and RSUs are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2018. The amounts above reflect our aggregate accounting expense for these options and do not necessarily correspond to the actual value that will be recognized by the directors.

(3)
Mr. Su's service as a director commenced in April 2018. Accordingly, his cash compensation was pro-rated for the year.

(4)
Dr. Wang did not receive any compensation as a director. The compensation received by Dr. Wang as a consultant during 2018 consisted of (i) US$100,000 in consulting fees, (ii) US$150,000 as a performance-based cash bonus for 2018 paid in 2019, (iii) an option to purchase 655,044 ordinary shares with a grant date fair value of US$4,646,000 and (iv) an RSU for 94,133 ordinary shares with a grant date fair value of US$1,161,500. As of December 31, 2018, the total number of ordinary shares subject to options held by Dr. Wang was 8,286,143 and subject to unvested RSUs held by Dr. Wang was 504,133 shares. See "Certain Relationships and Related-Party Transactions" for additional information.

 DELIVERY OF PROXY MATERIALS

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and/or our Annual Report prepared according to the HK Listing Rules (the "HK Annual Report"), including audited consolidated financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K and our HK Annual Report for the fiscal year ended December 31, 2018 are available from the Company without charge upon written request of a shareholder. Exhibits to our Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Copies of our Annual Report on Form 10-K and this Proxy Statement are also available online through the SEC at www.sec.gov, the HKEx at www.hkexnews.hk and on our website at www.beigene.com under "Investors—NASDAQ investors" and "—HKEX investors." Copies of our HK Annual Report are also available online through the HKEx at www.hkexnews.hk and on our website at www.beigene.com under "Investors—HKEX investors." The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold ordinary shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact the Company's investor relations department at BeiGene, Ltd., c/o BeiGene USA, Inc., 55 Cambridge Parkway, Suite 700W, Cambridge, MA 02142. If you hold ordinary shares in the form of ADSs through the Depositary or hold ordinary shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED PROXY FORM.

Cayman Islands Company No. 247127

BEIGENE, LTD.

百濟神州有限公司

(Stock Code: NASDAQ:BGNE HKEX:06160)

(the “Company”)

FORM OF PROXY

I/We
Please Print Name(s)

of
Please Print Address(es)

being (a) shareholder(s) of the Company, hereby appoint the Chairman of the meeting or of
Please Print Name	Please Print Address

as my/our proxy to vote all of my/our ordinary shares or                        ordinary shares for me/us and on my/our behalf at the annual general meeting of the shareholders of the Company (the “AGM”) to be held on June 5, 2019 at 8:30 a.m. local time at the Screening Room, the Shangri-La Hotel, 188 University Avenue, Toronto, Canada and at any adjournment of the AGM.

The Board of Directors of the Company (the “Board of Directors”) recommends a vote FOR resolutions 1 to 8.

My/Our proxy is instructed to vote on the resolutions specified below:

	For	Against	Abstain

Resolution 1 — Ordinary Resolution
THAT Ranjeev Krishana be and is hereby re-elected to serve as a Class III director of the Company until the 2022 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

	☐	☐	☐

Resolution 2 — Ordinary Resolution
THAT Xiaodong Wang be and is hereby re-elected to serve as a Class III director of the Company until the 2022 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

	☐	☐	☐

Resolution 3 — Ordinary Resolution
THAT Qingqing Yi be and is hereby re-elected to serve as a Class III director of the Company until the 2022 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

	☐	☐	☐

Resolution 4 — Ordinary Resolution
THAT Jing-Shyh (Sam) Su be and is hereby re-elected to serve as a Class I director of the Company until the 2020 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

	☐	☐	☐

Resolution 5 — Ordinary Resolution
THAT the appointment of Ernst & Young Hua Ming LLP and Ernst & Young as the Company’s independent registered public accounting firms for the year ending December 31, 2019 be and is hereby approved, ratified and confirmed.

	☐	☐	☐

Resolution 6 — Ordinary Resolution
THAT the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of this ordinary resolution up to the next annual general meeting of the Company be and is hereby approved.

	☐	☐	☐

Resolution 7 — Ordinary Resolution
THAT the Company and its underwriters be and are hereby authorized, in their sole discretion, to allocate to each of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the “Existing Shareholders”), up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth in Resolution 6 for a period of five years, which period will be subject to an extension on a rolling basis each year.

	☐	☐	☐
Resolution 8 — Ordinary Resolution THAT, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, be and is hereby approved.	☐	☐	☐

Please tick to indicate your voting preference. This proxy, when properly executed, will be voted in the manner directed herein. If you do not complete this section, your proxy will: (i) vote in the manner recommended by the Board of Directors on the above matters presented in the proxy statement (the “Proxy Statement”) dated on or about April 29, 2019 provided with this proxy form; and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the AGM.

Signed:	Date:	, 2019

Name:

NOTES

1.        This proxy is solicited by the Board of Directors.  A proxy need not be a shareholder of the Company.  A member may appoint a proxy of his/her own choice.  If you wish to appoint someone else, please delete the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint in the space provided.  The Chairman of the meeting will act as your proxy, whether or not such deletion is made, if no other name is inserted. If you wish to vote less than all of the ordinary shares held by you, please delete the words “all of my/our ordinary shares” and insert the number of the ordinary shares that you wish to vote. If you wish to use less than all your votes, or to cast some of your votes “FOR” and some of your votes “AGAINST” a particular resolution and some of your votes “ABSTAIN” from voting on a particular resolution, you must write the number of votes in the relevant box(es).

2.        If this form is returned without an indication as to how the proxy shall vote, the proxy will (i) vote in the manner recommended by the Board of Directors on the above matters presented in the Proxy Statement and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the AGM.

3.        If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution. Abstentions will be counted for the purpose of determining the presence or absence of a quorum.

4.        This form of proxy is for use by shareholders only.  If the appointor is a corporate entity this form of proxy must either be under its seal or under the hand of an officer or attorney duly authorized for that purpose.

5.        To be valid, this form must be properly executed, dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized certified copy or such power of attorney or other authority)) as follows:

a.        Persons who hold our ordinary shares directly on our Cayman Islands register of members at 5:00 p.m. Cayman Islands time on April 18, 2019 (the “Record Date”) must return a proxy card (i) by mail or by hand to the offices of our registrar in the Cayman Islands (the “Cayman Registrar”): Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, or (ii) by email at BeiGene@mourant.com

b.        Persons who hold our ordinary shares directly on our Hong Kong register of members on the Record Date must return a proxy card by mail or by hand to the offices of our registrar in Hong Kong (the “HK Registrar”): Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong

so as to be received before 4:00 a.m. Cayman Islands Time / 5:00 p.m. Hong Kong Time on June 2, 2019.

6.        Any alterations made to this form must be initialled by you.

7.        You may revoke your proxy by (i) re-submitting this proxy form by mail or email or by hand before 4:00 a.m. Cayman Islands Time / 5:00 p.m. Hong Kong Time on June 2, 2019 or (ii) attending the AGM and voting in person.  Any written notice of revocation or subsequent proxy card must be received by the Cayman Registrar or the HK Registrar, as applicable, prior to 4:00 a.m. Cayman Islands Time / 5:00 p.m. Hong Kong Time on June 2, 2019.  Such written notice of revocation or subsequent proxy card should be sent to the Cayman Registrar or the Hong Kong Registrar, as applicable, by mail or email or by hand.

8.        The completion and return of this form will not prevent you from attending the AGM and voting in person should you so wish, although attendance at the AGM will not in and of itself revoke this proxy.

9.       In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated.  The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

PERSONAL INFORMATION COLLECTION STATEMENT

Your supply of your and your proxy’s (or proxies’) name(s) and address(es) is on a voluntary basis for the purpose of processing your request for the appointment of a proxy (or proxies) and your voting instructions for the AGM of the Company (the “Purposes”). We may transfer your and your proxy’s (or proxies’) name(s) and address(es) to our agent, contractor, or third party service provider who provides administrative, computer and other services to us for use in connection with the Purposes and to such parties who are authorized by law to request the information or are otherwise relevant for the Purposes and need to receive the information. Your and your proxy’s (or proxies’) name(s) and address(es) will be retained for such period as may be necessary to fulfil the Purposes. Request for access to and/or correction of the relevant personal data can be made in accordance with the provisions of the Personal Data (Privacy) Ordinance and any such request should be in writing by mail to Computershare Hong Kong Investor Services Limited at the above address.